SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                  )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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HASBRO, INC.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Time:

11:00 a.m. local time

Date:

Thursday, May 21, 2009

Place:

Hasbro, Inc. Corporate Offices
1027 Newport Avenue
Pawtucket, Rhode Island 02862

Purpose:

•	Elect fourteen directors.

•	Approve Amendments to the Restated 2003 Stock Incentive Performance Plan.

•	Approve the 2009 Senior Management Annual Performance Plan.

•	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Hasbro’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director, “FOR” approval of the Amendments to the Restated 2003 Stock Incentive Performance Plan, “FOR” approval of the 2009 Senior Management Annual Performance Plan, and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009.

•	Shareholders of record of Hasbro common stock at the close of business on March 27, 2009 may vote at the meeting.

•	You are cordially invited to attend the meeting to vote your shares in person. If you are not able to do so, you may vote by Internet, by telephone or by mail. See the proxy statement for specific instructions. Please vote your shares.

By Order of the Board of Directors

Barry Nagler
Corporate Secretary

Dated: April 7, 2009

HASBRO, INC.
1027 Newport Avenue
Pawtucket, Rhode Island 02862

PROXY STATEMENT
2009 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 21, 2009

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why are these materials being made available to me?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is making these proxy materials available to you on the Internet, or sending printed proxy materials to you in certain situations, including upon your request, beginning on or about April 7, 2009, in connection with Hasbro’s 2009 Annual Meeting of Shareholders (the “Meeting”), and the Board’s solicitation of proxies in connection with the Meeting. The Meeting will take place at 11:00 a.m. local time on Thursday, May 21, 2009 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, Rhode Island 02862. The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s most highly paid executive officers and directors, and certain other required information. Hasbro’s 2008 Annual Report to Shareholders is also available to shareholders on the Internet and a printed copy will be mailed to shareholders upon their request.

Q:	What proposals will be voted on at the Meeting?

A:	There are four proposals scheduled to be voted on at the Meeting:

• Election of fourteen directors.

• Approval of Amendments to the Restated 2003 Stock Incentive Performance Plan.

• Approval of the 2009 Senior Management Annual Performance Plan.

• Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009.

Q:	Why did I receive a notice of the Internet availability of Hasbro’s proxy materials (the “Notice”), instead of a full set of printed proxy materials?

A:	New rules adopted by the Securities and Exchange Commission allowed us, beginning in 2008, to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every shareholder. We have sent a Notice of the availability of the proxy materials on the Internet to all of our shareholders who were not mailed a full set of the proxy materials. Because of certain legal requirements, shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan were still mailed a full set of proxy materials this year. All of our other shareholders may access our proxy materials over the Internet using the directions set forth in the Notice. In addition, by following the instructions in the Notice, any shareholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice of the Internet availability of our proxy materials to shareholders, instead of automatically sending a full set of printed copies to all shareholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

Q:	How do I access Hasbro’s proxy materials online?

A:	The Notice of Internet availability of the proxy materials provides instructions for accessing the proxy materials for the Meeting over the Internet, and includes the Internet address where those materials are available. Hasbro’s proxy statement for the Meeting and 2008 Annual Report to Shareholders can be viewed on Hasbro’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=68329&p=irol-shareholder.

Q:	How do I request a paper copy of the proxy materials?

A:	Paper copies of Hasbro’s proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials follow the instructions on the Notice which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of March 27, 2009, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Hasbro’s Dividend Reinvestment and Cash Stock Purchase Program and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Hasbro’s Transfer Agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Meeting.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of March 27, 2009 and bring proof of your identification. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 27, 2009, or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of your identification.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of your identification to the meeting. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Meeting or are otherwise unable to attend.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone — You may submit your proxy by following the telephone voting instructions on the Notice you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that for Hasbro shareholders, other than those shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan who are all being mailed a printed set of proxy materials, you will only be mailed a printed proxy card or printed voting instruction card if you request that such printed materials be sent to you by following the instructions in the Notice for requesting paper copies of the proxy materials.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of directors. In the election of directors, for each of the nominees you may vote “FOR” such nominee or your vote may be “WITHHELD” with respect to such nominee. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST” the proposal.

If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of the Board. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

If you are a shareholder of record and do not either vote via the Internet, via telephone, or return a signed proxy card, your shares will not be voted.

If you are a beneficial shareholder and do not vote via the Internet, telephone, or by returning a signed voting instruction card, your shares may be voted in situations where brokers have discretionary voting authority over the shares. Discretionary voting authority is permitted on the proposals for the election of directors and the ratification of the selection of KPMG as the independent registered public accounting firm for 2009.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice of the Internet availability of proxy materials, or more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices, or proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting. We will publish final voting results in a Current Report on Form 8-K within a few days following the Meeting and in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

Q:	What is the quorum for the Meeting?

A:	Holders of record (the “Shareholders”) of the Common Stock on March 27, 2009 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 139,821,649 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority, or otherwise chooses not to exercise discretionary authority, to vote on the matter.

Q:	What happens if I have previously consented to electronic delivery of the proxy statement and other annual meeting materials?

A:	If you have previously consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the proxy statement, notice of meeting and annual report on the Company’s website, and in the case of the proxy card, on Computershare’s website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the notice of Internet availability of the proxy materials, or annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically click the applicable button, enter and verify your current email address and then click “Continue”. During the year, shareholders of record may sign up to receive their annual meeting materials electronically over the Internet. To sign up, registered shareholders can go to the website www.computershare.com/us/ecomms. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

ELECTION OF DIRECTORS

(Proposal No. 1)

Fourteen directors are to be elected at the Meeting. All of the directors elected at the Meeting will serve until the 2010 Annual Meeting of Shareholders (the “2010 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board has recommended as nominees for election as directors to serve until the 2010 Meeting the persons named in the table below. All of the nominees are currently directors of the Company. The proxies cannot be voted for more than fourteen directors at the Meeting.

Unless otherwise specified in your voting instructions, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee named below will be unable to serve as a director.

The following tables set forth as to each nominee for election at the Meeting: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) other directorships of publicly-held companies or investment companies; and (v) period of service as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Nominees for Terms Expiring in 2010
Basil L. Anderson	64	Vice Chairman, Staples, Inc. (office supply company) from 2001 until March 2006. Prior thereto, Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company (consumer products company) since 1996. Director of Becton, Dickinson and Company, CRA International, Inc., Moody’s Investors Service, Inc. and Staples, Inc.	2002
Alan R. Batkin	64	Vice Chairman, Eton Park Capital Management, L.P. (global, multi-disciplinary investment firm) since 2007. Prior thereto, Vice Chairman, Kissinger Associates, Inc. (strategic consulting firm) from 1990 until 2007. Director of Cantel Medical Corp., Omnicom Group, Inc. and Overseas Shipholding Group, Inc.	1992
Frank J. Biondi, Jr.	64	Senior Managing Director, WaterView Advisors LLC (private equity fund specializing in media) since 1999. Director of Amgen, Inc., Cablevision Systems Corporation, Seagate Technology and Yahoo! Inc.	2002
Kenneth A. Bronfin	49	President of Hearst Interactive Media (the interactive media division of diversified media company Hearst Corporation) since 2002. Prior thereto, Deputy Group Head of Hearst Interactive Media since 1996.	2008

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

John M. Connors, Jr.	66	Chairman Emeritus of Hill, Holliday, Connors, Cosmopulos, Inc. (full-service advertising agency) since 2006. Chairman of Hill, Holliday, Connors, Cosmopulos, Inc. from 1995 until 2006, during which time Mr. Connors also served as President and Chief Executive Officer until 2003. Director of Covidien Ltd.	2004
Michael W.O. Garrett	66	Served in a number of positions with Nestlé S.A. (international food and beverage company), most recently as Executive Vice President of Nestlé S.A. responsible for Asia, Africa, the Middle East and Oceania until 2005. Board member of the Nestlé company in India and non-executive director on the boards of Gottex Fund Management Holdings Ltd., Prudential PLC, UK and the Bobst Group in Switzerland.	2005
E. Gordon Gee	65	President, The Ohio State University, since 2007. Prior thereto, Chancellor, Vanderbilt University since 2000. Director of Gaylord Entertainment Company and Massey Energy Company.	1999
Brian Goldner	45	President and Chief Executive Officer of Hasbro, Inc. since 2008. Prior thereto, Chief Operating Officer of Hasbro since 2006. Prior thereto, President, U.S. Toys Segment from 2003 to 2006.	2008
Jack M. Greenberg	66	Chairman of The Western Union Company (funds transfer company) since 2006. Chief Executive Officer of McDonald’s Corporation (restaurant franchiser) from August 1998 to December 2002. Chairman of the Board of McDonald’s Corporation from May 1999 until December 2002. Director of The Allstate Corporation, InnerWorkings, Inc., Manpower, Inc. and The Western Union Company.	2003
Alan G. Hassenfeld	60	Chairman of the Board of Hasbro, Inc. from 1989 to 2008. Prior to May 2003, Chairman of the Board and Chief Executive Officer since 1999. Prior thereto, Chairman of the Board, President and Chief Executive Officer since 1989. Director of salesforce.com, inc.	1978
Tracy A. Leinbach	49	Executive Vice President and Chief Financial Officer for Ryder System, Inc. (logistics and transportation solutions provider) from 2003 until 2006. Prior to that, Executive Vice President, Fleet Management Solutions for Ryder since 2001. Director of Forward Air Corporation.	2008
Edward M. Philip	43	Managing General Partner, Highland Consumer Fund (consumer oriented private equity fund) since 2006. Prior thereto, President and Chief Executive Officer of Decision Matrix Group, Inc. (research and consulting firm) from May 2004 to November 2005. Prior thereto, Senior Vice President of Terra Networks, S.A. (global internet company) from October 2000 to January 2004.	2002

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Paula Stern	64	Chairwoman, The Stern Group, Inc. (international advisory firm in the areas of business and government strategy) since 1988. Director of Avon, Inc. and Rent-A-Center, Inc.	2002
Alfred J. Verrecchia	66	Chairman of the Board of Hasbro, Inc. since 2008. President and Chief Executive Officer of Hasbro from 2003 to 2008. Prior thereto, President and Chief Operating Officer of Hasbro from 2001 to 2003. Director of FGX International Holdings Limited.	1992

Mr. Goldner also serves as an officer and/or director of a number of the Company’s subsidiaries at the request and convenience of the Company.

Vote Required.  The affirmative vote of a majority of those shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the election of directors is required to elect directors. As such, a withhold vote is effectively a vote against a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOURTEEN NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY

Code of Conduct

Hasbro has a Code of Conduct which is applicable to all of the Company’s employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct addresses such issues as conflicts of interest, protection of confidential Company information, financial integrity, compliance with laws, rules and regulations, insider trading and proper public disclosure. Compliance with the Code of Conduct is mandatory for all Company employees, officers and directors. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, including dismissal.

The Code of Conduct is available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” Although the Company generally does not intend to provide waivers of, or amendments to, the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Controller, or any other officers, directors or employees, information concerning any waiver of, or amendment to, the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller, or any other executive officer or director of the Company, will be promptly disclosed on the Company’s website in the location where the Code of Conduct is posted.

Corporate Governance Principles

Hasbro has adopted a set of Corporate Governance Principles which address qualifications for members of the Board of Directors, director responsibilities, director access to management and independent advisors, director compensation and many other matters related to the governance of the Company. The Corporate Governance Principles are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

Director Independence

Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with the New York Stock Exchange’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor. The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” A copy of the Independence Standards is also attached as Appendix A to this proxy statement.

The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships, in making independence determinations. Using the Independence Standards, the Board has determined that each of the following directors are independent and have no relationships which impact an independence determination under the Company’s Independence Standards: Basil L. Anderson, Alan R. Batkin, Frank J. Biondi, Jr., Kenneth A. Bronfin, John M. Connors, Jr., Michael W.O. Garrett, E. Gordon Gee, Jack M. Greenberg, Tracy A. Leinbach, Edward M. Philip and Paula Stern.

Of the Company’s directors who were determined to be independent, there were only three directors who had relationships which needed to be considered by the Board. Mr. Bronfin is President of Hearst Interactive Media, the interactive media division of diversified media company Hearst Corporation. The Company’s media placement firm, MediaCom, places some advertising with entities within the Hearst Corporation family, but the aggregate payments associated with any such advertising placement for any fiscal year are well below the threshold set in the Company’s Independence Standards of 2% of Hearst’s consolidated gross revenues. Mr. Garrett serves on the Board of Gottex Funds Management Holdings. Gottex serves as one of Hasbro’s pension fund investment managers. Mr. Garrett is not an officer or an employee of Gottex, and serves only as an outside director. The Company paid Gottex approximately $440,000 for its pension fund investment managerial services in 2008. Mr. Greenberg was Chairman and Chief Executive Officer of McDonald’s Corporation through December 31, 2002. To date Mr. Greenberg remains an employee of McDonald’s. The Company and McDonald’s are party to certain arrangements pursuant to which (i) the Company licenses its intellectual property to McDonald’s for use in promotions, (ii) the Company sells certain products to McDonald’s and (iii) McDonald’s licenses its brand to the Company for the use in certain Company products. The payments from the Company to McDonald’s and from McDonald’s to the Company pursuant to these arrangements do not arise to the levels which would raise an issue under the Company’s independence standards.

The only three members of the Company’s Board who were determined not to be independent were Brian Goldner (current President and Chief Executive Officer), Alan G. Hassenfeld (formerly an executive officer of the Company), and Alfred J. Verrecchia (formerly an executive officer of the Company).

Board Meetings and Director Attendance at the Annual Meeting

During 2008, the Board held seven meetings. All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2008 and (ii) the meetings of any committees held during their tenure as members of such committees during 2008. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. All thirteen members of the Board who were members as of the 2008 Annual Meeting of Shareholders (Ms. Leinbach joined the Board after the 2008 Annual Meeting) attended the 2008 Annual Meeting of Shareholders.

Presiding Non-Management Director and Communicating with the Board

Executive sessions of the independent members of the Company’s Board are presided over by the presiding director (the “Presiding Director”). John M. Connors, Jr. currently serves as the Presiding Director, a position which is typically rotated on an annual basis among the Chairs of the Audit, Compensation, Finance and Nominating, Governance and Social Responsibility Committees. Effective on May 21, 2009, Edward M. Philip is scheduled to become the Presiding Director. Interested parties may contact the Presiding Director confidentially by sending correspondence to c/o Presiding Director, Hasbro, Inc., P.O. Box 495, Pawtucket, Rhode Island 02860. Persons may also contact the Board as a whole through the Presiding Director in the manner set forth in the preceding sentence.

Board Committees

Audit Committee.  The Audit Committee of the Board, which currently consists of Basil L. Anderson (Chair), Michael W.O. Garrett, Tracy A. Leinbach and Edward M. Philip, held eleven meetings in 2008. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. The Board has determined that three of the four current Audit Committee members (Basil L. Anderson, Tracy A. Leinbach and Edward M. Philip) qualify as Audit Committee Financial Experts, as such term is defined in the rules and regulations promulgated by the United States Securities and Exchange Commission.

The Board does not have a policy setting rigid limits on the number of audit committees on which a member of the Company’s Audit Committee can serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on the Company’s Audit Committee. No member of the Company’s Audit Committee currently serves on more than three public company audit committees.

Compensation Committee.  The Compensation Committee of the Board, which currently consists of John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and E. Gordon Gee, held six meetings in 2008. The

Compensation Committee is responsible for establishing and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, is authorized to make grants and awards under the Company’s employee stock equity plans and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee.

The current Compensation Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” The Board has determined that each member of the Compensation Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. For a further description and discussion concerning the Compensation Committee, including its composition and its processes and procedures for determining the compensation of the Company’s executive officers, please see the Compensation Committee Report on page 14 of this proxy statement, and the Compensation Discussion and Analysis which begins immediately thereafter also on page 14 of this proxy statement.

Executive Committee.  The Executive Committee of the Board, which currently consists of Alan G. Hassenfeld (Chair), Basil L. Anderson, John M. Connors, Jr., Brian Goldner, Jack M. Greenberg, Edward M. Philip and Alfred J. Verrecchia, did not meet in 2008. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to the adoption of amendments to the Company’s Articles of Incorporation or By-laws, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

Finance Committee.  The Finance Committee of the Board, which currently consists of Edward M. Philip (Chair), Kenneth A. Bronfin and Jack M. Greenberg, met three times during 2008. The Finance Committee assists the Board in overseeing the Company’s annual and long-term financial plans, capital structure, use of funds, investments, financial and risk management and proposed significant transactions. The current Finance Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” The Board has determined that each member of the Finance Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards.

Nominating, Governance and Social Responsibility Committee.  The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of Jack M. Greenberg (Chair), Alan R. Batkin, John M. Connors, Jr. and Paula Stern, met six times in 2008. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and shares with the Compensation Committee responsibility for evaluation of the Chief Executive Officer.

In addition, the Nominating Committee periodically reviews, and makes recommendations to the full Board with respect to, the compensation paid to non-employee directors for their service on the Company’s Board, including the structure and elements of non-employee director compensation. In structuring the Company’s director compensation, the Nominating Committee seeks to attract and retain talented directors who will contribute significantly to the Company, fairly compensate directors for their work on behalf of the Company and align the interests of directors with those of stockholders. As part of its review of director compensation, the Nominating Committee reviews external director compensation benchmarking studies to assure that director compensation is set at reasonable levels which are commensurate with those prevailing at other similar companies and that the structure of the Company’s non-employee director compensation programs is effective in attracting and retaining highly qualified directors. Beginning in 2006 the Company eliminated stock options as part of its non-employee director compensation program and the Company is instead granting its non-employee directors annual stock awards. The Nominating Committee recommended, and the full Board approved, this change to the Company’s non-employee director compensation program because they believed stock awards would be more effective in aligning the interests of the non-employee directors with those of stockholders. Also in 2006, the Company adopted director stock ownership guidelines which require that a director may not sell any shares of the Company’s common stock, including shares acquired as part of the yearly equity grant, until the director holds shares of common stock with a value equal to at least five times the current non-employee directors’ annual retainer (currently requiring holdings with a value of $275,000). The grant date value of the stock awards to directors in May of 2008 was $105,000. The grant date value of the stock awards to be made in May of 2009 is also expected to be $105,000.

Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes issues of social responsibility and related corporate conduct, including sustainability, philanthropy and transparency. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” The Board has determined that each member of the Nominating Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards.

In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the Committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Nominating Committee will consider nominees recommended by shareholders for election to the Board if such nominations are made in accordance with the process set forth in the following pages under “Shareholder Proposals and Director Nominations”.

The Nominating Committee uses multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third-party executive search firms. Third-party executive search firms assist the Board by identifying candidates with expertise and experience relevant to the Company’s business who are interested in serving on the Company’s Board. The Nominating Committee will consider and evaluate candidates recommended by shareholders on the same basis as candidates recommended by other sources.

Ms. Leinbach is being nominated for election to the Board by the Company’s shareholders for the first time at the Meeting. Ms. Leinbach was appointed to the Board effective July 1, 2008. Ms. Leinbach’s appointment followed a search conducted with the assistance of a third party executive search firm. The third party search firm assisted the Board by identifying candidates with expertise and experience relevant to the Company’s business who were interested in serving on the Company’s Board. Existing members of the Board also recommended potential candidates for evaluation whom they felt possessed relevant expertise and experience. Ms. Leinbach was initially identified as a potential Board candidate by the Company’s executive search firm. The Nominating Committee evaluated Ms. Leinbach, as well as other potential Board candidates, including other candidates identified by the third party search firm. Upon completion of its evaluation, the Nominating Committee recommended Ms. Leinbach to the Board and the Board unanimously voted to appoint Ms. Leinbach as a director.

As of December 10, 2008 (the date that is 120 calendar days before the first anniversary of the release date of the proxy statement for the Company’s last Annual Meeting of Shareholders) the Nominating Committee had not received a recommended nominee for election to the Board in 2009 from an individual shareholder, or group of shareholders, who beneficially owned more than 5% of the Company’s Common Stock.

Additional Availability of Corporate Governance Materials

In addition to being accessible on the Company’s website, copies of the Company’s Code of Conduct, Corporate Governance Principles and the charters of the five Committees of the Board of Directors are all available free of charge to any shareholder upon request to the Company’s Chief Legal Officer and Corporate Secretary, c/o Hasbro, Inc., 1011 Newport Avenue, P.O. Box 1059, Pawtucket, Rhode Island 02862.

Shareholder Proposals and Director Nominations

General Shareholder Proposals

Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company’s 2010 annual meeting must be received by the Secretary of the Company at the Company’s executive offices no later than December 8, 2009 (the date that is 120 calendar days before the anniversary of the release date of the proxy statement relating to the 2009 Annual Meeting of Shareholders). The address of the Company’s executive offices is 1011 Newport Avenue, Pawtucket, Rhode Island 02862. Such proposals must also comply with the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholder proposals.

With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2010 annual meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company no later than 150 days prior to the date of the 2010 annual meeting. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2010 annual meeting with respect to proposals received prior to the date that is 150 days before the date of such meeting, provided (i) the Company includes in its 2010 annual meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

Director Nominations

The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

To be considered by the Nominating Committee, director nominations must be submitted to the Chief Legal Officer and Corporate Secretary of the Company at the Company’s executive offices, 1011 Newport Avenue, Pawtucket, Rhode Island 02862 at least 120 days prior to the one-year anniversary of the release to the Company’s shareholders of the proxy statement for the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2010 Annual Meeting of Shareholders must be submitted no later than December 8, 2009. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee and who undertake to continue to hold at least 1% of the Company’s Common Stock through the date of the next annual meeting. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration.

Submissions to the Nominating Committee should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s Independence Standards and the rules of the New York Stock Exchange, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as a director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s Articles of Incorporation, By-laws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has a policy that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or nominee for election as a director, must be reviewed and approved or ratified by the Company’s full Board, excluding any director interested in such transaction. All other related person transactions which would require disclosure under Item 404(a), including, without limitation, those involving executive officers of the Company, must be reviewed and approved or ratified by either the Company’s full Board or a committee of the Board which has been delegated with such duty. Any such related person transactions will only be approved or ratified if the Board, or the applicable committee of the Board, determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest which would be detrimental to the Company. This policy is contained in Section 20, entitled “Code of Conduct; Conflicts of Interest and Related Party Transactions” of the Company’s Corporate Governance Principles. Although the Company adopted this policy in 2007, the transactions disclosed below, even those entered into before this policy was adopted, have been reviewed and approved or ratified by the Company’s Board.

The Company’s wholly-owned subsidiary, Hasbro Canada Corporation (“Hasbro Canada”), leases an office and warehouse facility from Central Toy Manufacturing Inc. (“CTM”), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Sylvia K. Hassenfeld, a former director of the Company and mother of the Company’s former Chairman, Alan G. Hassenfeld, is executrix and a beneficiary of the estate of Merrill Hassenfeld. During 2003 a new lease was signed for a six-year term ending on January 31, 2010, with one three-year renewal option that Hasbro Canada can exercise at the end of the term. The new lease also provided Hasbro Canada with a right to terminate the lease on January 31, 2007, or at any time thereafter, upon six months’ written notice. The rent provided for in this six-year lease is $525,000 Canadian per year (approximately $430,000 U.S. at exchange rates in effect at the end of 2008). In accordance with this new lease, total rent paid by Hasbro Canada to CTM for the lease of the office and warehouse facility in 2008 was approximately $430,000 U.S. at exchange rates in effect at the end of 2008. In management’s opinion, this lease is on terms at least as favorable as would otherwise presently be obtainable from unrelated parties.

Michael Verrecchia, son of Alfred J. Verrecchia, is employed by the Company as a Director, Entertainment and Content Manager. For fiscal 2008, Michael Verrecchia was paid an aggregate salary and bonus of $149,812. In fiscal 2008, Michael Verrecchia was also a participant in the Company’s equity grant program and pursuant thereto was granted, at the same time and on the same terms as the awards made to the Company’s other participating employees, a non-qualified stock option to purchase 1,543 shares of common stock at an exercise price of $27.095 per share, and a contingent stock performance award with a target number of 289 shares.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Company’s Board is responsible for reviewing, approving and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, and is authorized to make grants and awards under the Company’s employee stock equity plans. The Committee operates under a written charter which has been established by the Company’s Board. The current Compensation Committee charter is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the United States Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of the New York Stock Exchange’s corporate governance listing standards.

The following section of this proxy statement, entitled “Compensation Discussion and Analysis”, contains disclosure regarding the philosophy, policies and processes utilized by the Compensation Committee in reviewing and approving the compensation and benefits of the Company’s executive officers.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis which follows this report.

Based on its review and discussions with management, the Committee recommended to the Company’s full Board and the Board has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement for the Meeting and, by incorporation by reference, in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008.

Report issued by John M. Connors, Jr. (Chair), Frank J. Biondi, Jr. and E. Gordon Gee as the members of the Compensation Committee of the Board as of the 2008 fiscal year end.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2008 Policies and Compensation

The Company is a worldwide leader in children’s and family leisure-time and entertainment products and services, including the design, manufacture and marketing of games and toys. As a family entertainment company, the Company looks at a broad range of consumer products, entertainment and general industry companies as business competitors, including in the hiring and retention of employees and executives. In the family entertainment and consumer products markets where the Company competes for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation package.

The Company utilizes two overarching principles in structuring its executive compensation program.

First, a significant portion of an executive’s overall compensation opportunity should be at risk and based upon the performance of the Company. The Company believes that the primary responsibility of the Company’s executive team is to drive the performance of the Company and create value for the Company’s shareholders and other stakeholders. As a result, if the Company fails to achieve its financial goals, and/or if the Company’s share price does not rise, the value of the total executive compensation packages received by the Company’s executives is significantly reduced. The Company implements this principle by using variable compensation elements, such as management incentive plan awards and equity awards, as a major component of the total executive compensation package.

Second, the Company seeks predominately to reward overall performance by the Company, or its major business units, and only to a lesser extent to reward individual executive performance. The Company believes this is appropriate to foster an environment of team work and to maximize the performance of the Company as a whole, as opposed to individuals within the Company. As a result, the two most significant variable components of the

Company’s executive compensation, namely management incentive plan awards and equity awards, are most heavily weighted to achievement of Company goals and Company performance. The incentive plan awards reward achievement of stated Company and business unit financial metrics, with individual performance playing a smaller role. Equity awards also reward achievement of Company goals and Company stock price appreciation.

In light of the Company’s strong performance in fiscal 2008, which was achieved against the backdrop of a global consumer-led recession, the executive officers and employees of the Company received above target payouts for 2008 under the management incentive awards. Notwithstanding the difficult economic conditions, which began in early 2008 and worsened as the year went on, including the reduction in consumer demand, particularly during the holiday season, the Company grew net revenues 5% in 2008 as compared to 2007, and the Company delivered its eighth consecutive year of growth in earnings per share. In addition, 2008 ended the performance cycle under the contingent stock performance awards which the Company granted in July of 2006. The Company’s above target performance against its net revenues and EPS targets during the ten-quarter performance period applicable to these awards also resulted in an above-target payout under these awards in February of 2009.

The Company’s excellent performance over the last several years has had a significant impact on the realization of value from the variable components of the Company’s executive compensation package. However, given the significant recent decline in the Company’s stock price, which has been driven by the overall decline in the stock market generally, the options granted to executive officers in fiscal 2007 and fiscal 2008 are underwater as of March 26, 2009, and the Company’s executive officers will only realize value in those awards to the extent that the Company’s stock price rises above the exercise prices for such options. Notwithstanding the recent decline in the Company’s stock price though, over the ten-quarter contingent stock performance period which ended at the end of 2008, the Company’s stock price rose from $18.13 per share on July 3, 2006 to $29.04 per share on December 26, 2008.

The Committee structures the Company’s compensation program in a way it believes appropriately rewards excellent performance and maximizes future performance, without encouraging excessive risk taking or other behavior on the part of executive officers that is not in the Company’s best interests.

Executive Compensation Philosophy and Objectives

In structuring the compensation of the Company’s executive officers, including the named executive officers who appear in the compensation tables following this Compensation Discussion and Analysis, the Company’s fundamental objectives are to:

•	Attract and retain talented executives who can contribute significantly to the achievement of the Company’s goals,

•	Align the interests of the Company’s executives with the medium and long-term goals of the Company and the Company’s shareholders, employees and other stakeholders,

•	Focus executives on achievement of the Company’s goals in a manner that fosters team performance and a team focus,

•	Reward superior performance by the Company and its business units as a whole, and to a lesser extent superior individual performance, and

•	Accomplish these objectives effectively while managing the total cost of the Company’s executive compensation program.

Designing the Executive Compensation Program at Hasbro

Hasbro’s executive compensation program is structured with input, analysis, review and/or oversight from a number of sources. Those sources include the:

•	Compensation Committee of the Company’s Board of Directors (the “Committee”),

•	Benchmarking studies and other comparative compensation information,

•	Outside compensation consultants,

•	Company’s Chief Executive Officer, and

•	Company’s Human Resources Department.

In designing the fiscal 2008 executive compensation program, the Company reviewed benchmarking information to establish reference points for: (i) base salaries, (ii) management incentive awards, and (iii) total target cash compensation (comprised of base salaries and management incentive awards together). For purposes of establishing reference points for base salaries, management incentive awards and total target cash compensation the Company reviewed the Hewitt Executive Total Compensation Measurement Survey, prepared by Hewitt Associates, LLP, and Towers Perrin’s Executive Compensation Databank. The Towers Perrin survey is employed by the Company to compare itself to other companies of similar size, in terms of revenues and other financial metrics. The Hewitt survey is focused on industry type, as opposed to company size, and captures other companies which have a business similar to that of the Company. Within these surveys the Company focused on the following types of companies: (i) companies in the general industry category with total annual revenues ranging from $3 billion to $6 billion within Towers Perrin’s Executive Compensation Databank, and (ii) approximately 36 consumer products and consumer facing companies, with median annual revenues of $7.8 billion, within the Hewitt Executive Total Compensation Measurement Survey.

The Company does not benchmark its equity compensation every year, but does so regularly. In structuring its equity compensation program for fiscal 2006 the Company conducted a detailed review of two benchmarking studies to establish reference points, Towers Perrin’s Executive Compensation Databank, mentioned above, as well the Mercer executive compensation database. Within the Mercer database the Company focused on companies in the general industry category with annual revenues ranging between $1 billion and $6 billion. The Company’s equity compensation program for fiscal 2008 was not changed significantly from the program in fiscal 2006 and fiscal 2007. As part of the process for structuring the 2008 equity program, the Committee had Mercer provide recent information and analysis to update the benchmarking information performed in 2006. The Company plans to review additional benchmarking data as necessary to establish reference points for equity compensation in the process of structuring its equity compensation program in future years.

The Company selected the sets of benchmarking data discussed above because they are comprised of a broad range of companies which are considered comparable to and competitive with the Company in terms of the challenges faced by such companies and their executive teams, and the skills and experience required by the executive teams in leading such companies. In reviewing compensation reference points, the Company generally seeks to have a total compensation package for its executive officers that falls between the 50th and 75th percentiles of compensation at comparable companies in the benchmarking surveys. The Committee believes that this positions the Company’s compensation program at a level that allows the Company to effectively hire, retain and motivate talented executives. This approach also enables the Company to keep the cost of the Company’s executive compensation at a reasonable level as compared to other similar and/or competitive companies.

However, while the Company believes it is important to periodically review benchmarking data to determine how the Company’s executive compensation program compares to the programs used by other comparable companies, such reference points are only one element used in structuring the Company’s executive compensation program. Other key factors impacting the Company’s compensation decisions are the Company’s overriding executive compensation program goals of driving Company performance and fairly rewarding executive contributions to the achievement of the Company’s performance goals.

In reviewing the proposed fiscal 2008 compensation program, the Committee worked with Mercer (“Mercer”) who served as an outside compensation consultant for the Committee. Although Mercer has performed work for the Company in the past, in fiscal 2008 Mercer only performed work for the Committee. For its work with respect to the 2008 compensation program, Mercer was retained by, and reported directly to, the members of the Committee. Mercer advised the Committee with respect to the Committee’s review of the Company’s 2008 executive compensation programs and provided additional information as to whether the Company’s anticipated 2008 executive compensation programs were competitive, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s financial goals.

In addition to the work performed by Mercer directly for the Committee with respect to the 2008 compensation program, Watson Wyatt Worldwide (“Watson Wyatt”) was retained by the Company’s Human Resources department to perform analysis on the Company’s proposed compensation program, including its competitiveness with comparable companies and effectiveness in promoting and rewarding performance and achievement of the Company’s goals. As part of this work, Watson Wyatt assisted the Company with the preparation of compensation information presented to the Committee at various times, as well as certain of the compensation tables and other information included in the Company’s proxy statement.

The Company’s Chief Executive Officer, Senior Vice President of Human Resources, and Chief Legal Officer each attend portions of the meetings of the Committee. However, the Committee also regularly considers and discusses issues and the Company’s compensation programs without the presence of any officers of the Company.

For Named Executive Officers other than the Chief Executive Officer, as well as for the Company’s other executive officers, the Company’s Chief Executive Officer makes recommendations for each individual’s compensation package to the Compensation Committee. In making these recommendations the Chief Executive Officer considers the individual’s performance, benchmarking information and input from the Company’s Human Resources Department. The Committee then discusses these recommendations with the Chief Executive Officer, both with and without the presence of the Company’s Senior Vice President of Human Resources and outside compensation consultants. The Committee further reviews and discusses these recommendations in executive session without any members of management present. For the Chief Executive Officer, the Committee directly determines the compensation package, receiving input as it deems appropriate from the Company’s Human Resources Department, benchmarking information and the Committee’s outside compensation consultant. The Committee also received input from the Company’s Senior Vice President of Human Resources in structuring the compensation for the Company’s Chief Executive Officer. Other than the Company’s Senior Vice President of Human Resources, the Committee does not receive a recommendation as to the Chief Executive Officer’s compensation from any member of Company’s management. In addition to being reviewed and approved by the Committee, the compensation package for the Company’s Chief Executive Officer is reviewed and approved by the full Board. The Committee does not delegate, to management or any other parties, its duties to review the Company’s executive compensation programs.

Although the Company considers the requirements of Code Section 162(m), and the accounting treatment of various forms of compensation, in determining the elements of its executive compensation program and, to the extent it is consistent with meeting the objectives of the Company’s executive compensation program, structures such compensation to maximize the ability of the Company to receive a tax deduction for such compensation, the Company feels strongly that maximizing the performance of the Company and its executives is more important than assuring that every element of compensation complies with the requirements for tax deductibility under Section 162(m). The Company selects performance goals under its variable compensation programs that are intended to be objective within the meaning of the Code, such as achieving certain net revenues, operating margin, free cash flow or earnings per share goals. However, in certain situations the Company may feel a particular goal is very important to the Company, even though it is not objective within the meaning of the Code. The Company reserves the right to compensate executives for achievement of such objectives, or to reflect other individual performance measures in an executive’s compensation, even if they do not comply with the requirements of Section 162(m).

The Company does not have a formal policy requiring executives to forfeit compensation, either cash or non-cash, to the Company in the event that there is a financial restatement or some other negative occurrence after such compensation is paid. However, there are legal provisions under the Sarbanes-Oxley Act of 2002 which require forfeiture of some elements of compensation in certain situations. The full Board, the Committee and the Company’s senior management are committed to an environment in which all of the Company’s officers and employees act in accordance with the highest ethical standards and in accordance with all legal and accounting requirements. Any failure to do so will be dealt with on a case by case basis by management, the Committee and the Board, in the manner they deem appropriate.

Primary Elements of 2008 Executive Compensation

Executive compensation for fiscal year 2008 was composed of four primary elements:

•	base salary,

•	management incentive awards,

•	equity awards, and

•	employee benefits.

The Company uses these four elements in the combination it believes appropriately divides the compensation of its executives among fixed and variable components. Some variable compensation is tied to achievement of yearly financial objectives. Other compensation, such as option grants vesting over multiple years and performance share awards with multi-year performance periods, are tied to the achievement of longer-term financial goals and the creation of longer-term shareholder value. The Company seeks to have its overall compensation package significantly comprised of variable performance-based elements. As an illustration of this approach, of Mr. Goldner’s total compensation for fiscal 2008, as reported in the Summary Compensation table appearing on page 26 of this proxy statement, over 79% of the value of the total compensation was comprised of equity awards and performance based non-equity incentive plan compensation. The Company believes this fosters a performance-driven mentality and best serves the interests of the Company and its stakeholders, since the compensation of the Company’s executives is significantly dependent upon achievement of the Company’s financial goals and the creation of shareholder value. Each of these compensation elements is described in detail below. In structuring these elements the Company and the Committee review each element on an individual basis, as well as review them in totality as part of an overall target compensation package. This process includes reviewing tally sheets for each of the executive officers which set forth total target compensation for the officer, and within that total summarize the target level for each element and the portion of total target compensation comprised of the various compensation elements.

Base Salary

Normally the Company would have five Named Executive Officers appearing in its compensation tables in the proxy statement. However, because both Mr. Verrecchia and Mr. Goldner served as Chief Executive Officer of the Company for a portion of fiscal 2008, the Company is reporting compensation for fiscal 2008 for a total of six officers. The salaries for all six of the Company’s Named Executive Officers in fiscal 2008 are included in the Summary Compensation Table that follows this report. The Company’s philosophy is to only increase executive base salaries in the event of changes in responsibility, particular achievements or lack of competitiveness with market compensation offered to executives with similar responsibilities, expertise and experience in other general industry and consumer products companies the Company considers to be comparable and/or competitive with the Company. Consistent with this philosophy, Mr. Verrecchia, Mr. Billing and Mr. Frascotti did not receive increases in base salary during 2008.

Mr. Goldner, Mr. Hargreaves and Mr. Nagler did receive increases in base salary in 2008. In connection with his promotion to President and Chief Executive Officer, Mr. Goldner’s annual base salary was increased from $800,000 to $1,000,000 effective in May of 2008. In connection with Mr. Hargreaves’ promotion to Chief Operating Officer and Chief Financial Officer, Mr. Hargreaves annual base salary was increased from $600,000 to $700,000 in May of 2008. As a result of its review of compensation for comparable positions at companies in the benchmark surveys the Company increased Mr. Nagler’s base salary to $495,000 in March of 2008. Although Mr. Billing was not a named executive officer of the Company in 2007, Mr. Billing’s base salary was increased from $375,000 to $412,500 in December 2007 in connection with his promotion to Global Chief Development Officer.

According to the last set of data which the Company reviewed at the end of fiscal 2008, the base salaries for the Named Executive Officers (excluding Mr. Verrecchia, who was in his last year of employment with the Company and who ceased to be an employee of the Company on December 31, 2008), in fiscal 2008 ranged between the 49th and the 66th percentiles of base salaries for comparable positions at companies contained in the benchmark surveys reviewed by the Company.

Base salaries for new executive officers are initially set at a level the Company determines represents a competitive fixed reward to the executive. By “competitive”, the Company means the reward is sufficient to (i) hire the executive in question, rather than losing that person to a competitive employment opportunity, (ii) retain the executive, and (iii) fairly compensate the executive for their responsibilities, skills and work. This is done by evaluating the responsibilities of the position being filled, the experience of the individual being hired and the competitive marketplace for comparable executive talent.

As part of its effort to control expenses and maintain profit levels in the current difficult economic times, the Company has taken a number of steps for 2009. These include a worldwide salary freeze, excepting only situations where people are promoted, take on significant additional responsibilities, or increases in salary are required for legal or other reasons. Consistent with the Company’s policy to freeze the salaries for its employees in 2009, the base salaries for Mr. Goldner, Mr. Hargreaves, Mr. Nagler, Mr. Billing and Mr. Frascotti have not been increased for fiscal 2009. Mr. Verrecchia retired as an officer and employee of the Company effective December 31, 2008.

Management Incentive Awards

Summary of 2008 Management Incentive Awards

Approximately 24% of the Company’s employees, including all of the Named Executive Officers, received management incentive awards with respect to fiscal 2008. The management incentive award is performance based, with payout of these awards tied to the achievement of specific yearly performance objectives by the Company. This is in contrast to equity awards, which although also performance based, are designed to reward achievement of specific performance objectives and/or stock price appreciation over periods longer than one year.

Management incentive awards for the Company’s executive officers for fiscal 2008 were determined under two programs, the 2004 Senior Management Annual Performance Plan (the “Annual Performance Plan”) and the 2008 Management Incentive Plan (“MIP”). Additional detail concerning these two plans, the manner in which awards are structured and administered under the plans, and the differences between the plans, is set forth below. Despite certain differences in the two plans, however, both the Annual Performance Plan and the MIP use the same corporate performance criteria and targets.

The Committee established the fiscal 2008 corporate and business unit performance goals for the Company under these two plans in the first quarter of fiscal 2008. These performance goals were based on the 2008 operating plan and budget approved by the Company’s Board. Setting performance goals involves both selecting the performance metrics that will be used to evaluate bonus eligibility and establishing the performance targets for each of those metrics. The Committee used three performance metrics to measure corporate performance in 2008. The three corporate performance criteria, and their respective weights, were as follows: (i) total net revenues (40%), (ii) operating margin (40%) and (iii) free cash flow (20%). The Committee selected these three performance metrics to capture the most important aspects of the top and bottom line performance of the Company, in the form of sales, profitability and cash generation. Business unit performance objectives were based on the first two of these criteria, namely total net revenues (50%) and operating margin (50%). Free cash flow is not used as a business unit performance objective because its computation can only occur for the Company at the corporate level. The Committee sets the relative weighting among the performance metrics in accordance with the relative importance of those metrics, in the Committee’s view, to the Company’s performance and the strength of the Company’s business. All of the Named Executive Officers had their management incentive award opportunities determined exclusively by corporate performance in 2008.

The table set forth below provides the 2008 corporate total net revenues, operating margin and free cash flow performance targets, as well as the Company’s actual performance against those targets. The Company’s actual weighted performance in fiscal 2008 corresponded to a 117% weighted payout against achievement of the target corporate performance goals. The total weighted payout percentage of 117% against target (based on performance against the three corporate performance metrics ranging from 95% to 130%) reflects that performance under the plans is leveraged, both in a positive and negative direction. As a result, when performance against a target is surpassed, the plan recognizes incremental gains over target performance to an increasingly greater extent the more the target is exceeded. Similarly, leverage is applied to reduce awards to an increasingly disproportionate extent as performance falls further below target.

				2008
	Weighting Under	2008	2008	Performance as	2008	2008
	Incentive Award	Performance	Actual	a Percentage of	Payout	Weighted
Performance Measure	Opportunity	Target	Performance(1)	Target	Percentage	Payout

Total Net Revenues	40%	$3.97 billion	$4.02 billion	101%	103%	41%
Operating Margin	40%	13.00%	12.30%	95%	90%	36%
Free Cash Flow	20%	$366 million	$476 million	130%	200%	40%

(1)	In accordance with the plan documents, actual performance with respect to the targets is computed to eliminate the impact of certain events and transactions which are considered extraordinary.

The Committee sets the corporate and business unit performance goals under the management incentive plan awards at levels it believes require strong performance for a target payout and superior performance for a greater than target payout. The corporate performance goals for fiscal 2008 represented the following increases over the Company’s actual or targeted performance in fiscal 2007 in order to achieve 100% of target performance, (i) total net revenues, a 3.5% increase over 2007 actual net revenues, (ii) operating margin, an increase from the target operating margin of 11.98% in 2007 to a target of 13.00% in 2008, and (iii) free cash flow, an increase from the target of $316 million in 2007 to a target of $366 million in 2008.

For Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves, who all participated in the Annual Performance Plan in 2008, fiscal 2008 management incentive award opportunities were structured in terms of maximum permissible payouts corresponding with various levels of Company performance. In every case these awards could then be reduced, but not increased, at the sole discretion of the Committee. To assist in making decisions as to when, and to what extent, to exercise this negative discretion to reduce the bonuses which are otherwise payable, the Committee set personal objectives for each of Mr. Goldner and Mr. Hargreaves for fiscal 2008 as well. The executive’s achievement of these personal objectives are then used as one of the factors to be considered by the Committee in its determination whether to apply any negative discretion to the amount of the bonus which may otherwise be paid to Mr. Goldner or Mr. Hargreaves based upon the Company’s achievement of its corporate performance metrics. In no event may performance against these individual objectives increase in any way the bonus which may be paid to Mr. Goldner or Mr. Hargreaves. Among the personal objectives set by the Committee for Mr. Goldner and Mr. Hargreaves for fiscal 2008 were that the Company’s revenue growth in 2008 (i) include growth across the pre-school, games and girls categories, and (ii) also include growth across the North American, European and International businesses. Based upon the Company’s 117% weighted payout against achievement of its corporate performance objectives in 2008, the Annual Performance Plan allowed for payment of the maximum management incentive award to each of these three officers for 2008. In each case, the maximum incentive award for 2008 for the executives participating in the Annual Performance Plan was set at three times the executive’s base salary.

Considering the Company’s 5% growth in net revenues in 2008, eighth consecutive year of earnings per share growth, and strong overall performance, while in the midst of a global consumer-led recession, as well as each of the three executive’s contribution to that performance, and the performance of Mr. Goldner and Mr. Hargreaves against their personal objectives, the Committee determined to exercise partial negative discretion with respect to the awards payable to Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves. In each case the executive was paid a management incentive bonus the Committee believed appropriately reflected the executive’s respective significant contributions to achieving the Company’s performance in 2008. The bonuses paid to Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves reflected 69%, 91% and 73% respectively of the maximum bonus each such executive could have received under the 2004 Plan for the Company’s fiscal 2008 performance.

For Mr. Nagler, Mr. Billing and Mr. Frascotti, who participated in the MIP in 2008, their fiscal 2008 management incentive award opportunities, rather than being structured as a range of maximum awards corresponding to various levels of performance against target, were instead set to provide for a payout of 60% of base salary for target performance. A range of payouts as a percentage of target then corresponded to a range of performances against target both above and below 100%. Threshold performance for each given financial metric under the MIP is set at 80% of target performance for purposes of the achievement of that goal contributing to payout of the management incentive award. An 80% achievement of a performance goal under the MIP equates to a 60% payout against that goal. In addition to taking into account Company performance, the MIP, unlike the Annual

Performance Plan, also allows for a multiplier of up to an additional 25% in recognition of superior performance against individual performance objectives. The maximum management incentive award which could have been paid to each of Mr. Nagler, Mr. Billing and Mr. Frascotti for fiscal 2008 was 180% of their respective base salaries.

The 117% weighted payout against the corporate performance goals in 2008 corresponded with approximately 117% of the target payout for each of Mr. Nagler, Mr. Billing and Mr. Frascotti under their management incentive awards for 2008.

According to the benchmarking data reviewed by the Company the target management incentive award opportunities for Mr. Nagler, Mr. Billing and Mr. Frascotti, for whom target awards are set, ranged between the 48th and the 59th percentiles of target cash management incentive awards at companies in the benchmarking surveys.

Additional Detail on 2008 Management Incentive Awards

The Annual Performance Plan has been approved by the Company’s shareholders and is intended to allow for the deduction by the Company of the bonuses paid to “covered employees” as defined in Code Section 162(m). The Committee is not able to increase the award payouts under the Annual Performance Plan to reflect discretionary factors or individual performance. The Committee may only exercise negative discretion to reduce awards, to as low as 0%, that would otherwise be payable to participants under the terms of the Annual Performance Plan. To the extent that the Committee determined it was appropriate to reward Mr. Goldner, Mr. Verrecchia or Mr. Hargreaves for achievement of subjective goals or individual performance, the Committee would need to award discretionary bonuses outside of the Annual Performance Plan. Neither Mr. Goldner, Mr. Verrecchia nor Mr. Hargreaves received a discretionary bonus award for fiscal 2008.

The MIP is not a shareholder approved plan. The primary difference in administering the MIP, as compared to the Annual Performance Plan, is that under the MIP the Company is able to adjust actual award payouts, either up or down, based upon individual performance. Bonuses earned under the MIP are subject to adjustment downward to as low as 0% and upward by a factor of up to an additional 50% (25% in the case of officers at the level of Mr. Nagler, Mr. Billing and Mr. Frascotti), based on individual performance against specified individual management objectives under the MIP.

In all cases, the bonuses for performance under the Annual Performance Plan and the MIP for executive officers were reviewed and approved by the Committee. The bonuses for the Company’s Chief Executive Officer and Chief Operating Officer were also reviewed and approved by the full Board.

In addition to establishing the performance criteria and target performance objectives for each such criteria, in the first quarter of 2008 the Committee also established (i) maximum awards for the executives participating in the Annual Performance Plan and (ii) target bonus awards and threshold and maximum awards for each executive officer participant in the MIP corresponding with various levels of performance against the designated corporate and, to the extent applicable, business unit objectives. Management incentive bonus targets and/or maximums were set at levels the Committee believed appropriately rewarded the executive in question for their responsibility and the contribution which would be required from such executive for the Company to achieve its stated objectives. The maximum awards for each of the Named Executive Officers for 2008, as well as the threshold and target awards for Named Executive Officers participating in the MIP Plan, are included in the Grants of Plan-Based Awards table that follows this discussion.

Long-Term Equity Awards

Prior to fiscal 2006, the Company had granted almost all of the equity awards to the Company’s employees in the form of non-qualified stock options, generally vesting in annual installments over three years. These options were designed to motivate and retain those individuals, over a period of multiple years, who are most important to the Company’s future success. Stock options are also designed to align the interests of employees with those of shareholders by providing employees with a benefit from price appreciation in the Common Stock after the date of grant and to hold employees accountable for delivering stock price appreciation to the shareholders of the Company.

In structuring the 2008 (and prior to that the 2007 and 2006) equity compensation program the Committee believed it was important to retain stock options as a significant element of the program to continue to achieve the motivational benefits of rewarding key employees for appreciation in the Company’s stock price over the course of multiple years. However, in light of the many market factors that can impact an individual company’s stock performance, other than the performance of the company itself, and the consequent imperfect connection between a company’s stock price performance and the performance of the underlying business, as well as the accounting changes effective in fiscal 2006 which eliminated favorable accounting treatment for stock options and enhanced the attractiveness of other stock compensation vehicles, the Committee felt it was important beginning in 2006 to have a significant portion of the value of the Company’s equity compensation program tied to achievement of specific internal financial goals for the Company, rather than just stock price appreciation.

For fiscal 2008, the Committee approved target total equity award values for each of the Company’s eligible employees. These targets were expressed as a percentage of each individual’s base salary. For the Named Executive Officers the total target equity award values in 2008, as a percentage of their base salaries, were as follows: Brian Goldner, 200%, Alfred Verrecchia, 400%, David D.R. Hargreaves, 175%, Barry Nagler, 150%, Duncan Billing, 150% and John Frascotti 150%. Since these levels were set at the beginning of 2008, the target level for Mr. Goldner does not reflect his subsequent promotion to President and Chief Executive Officer in May of 2008.

In all cases the final target equity award values were set at levels the Committee believed would compensate the individual for future achievement of the Company’s long-term financial goals and stock price appreciation in a manner commensurate with their duties and contributions to the performance of the Company and its stock. As is the case with management incentive plan awards, the performance metrics are designed to reward Company performance, as opposed to individual performance.

The target equity award value for each eligible employee was then divided evenly between two award types, non-qualified stock options and performance share awards, such that 50% of the total equity award value would be represented by each type of award. This even division of the award value reflected the Committee’s belief that over the performance period the realization of equity award values should be equally divided between achievement of the Company’s longer-term internal financial targets and the Company’s stock price appreciation.

For the 50% of the equity award value in 2008 which was made in the form of stock performance awards, these awards provide the recipient with the potential to earn shares of the Company’s common stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenue”) targets over a three-year period beginning January 2008 and ending December 2010 (the “Performance Period”). The cumulative net revenue and diluted earnings per share targets were taken from the Company’s long-term strategic plan and, as is the case with the performance levels under the Annual Performance Plan and the MIP, were set at levels which the Committee determined would require strong performance from the Company, and in turn its executives, in order to achieve a threshold payout, and superior performance to achieve a higher than target payout.

The Company considers the specific target EPS and Revenue levels for ongoing performance periods to be confidential information which would harm the Company if it were disclosed, as they are based on confidential internal plans and forward-looking expectations concerning the Company’s performance over a multi-year period. However, the targets are based on the same Board approved operating plan which is used in setting performance targets under the Annual Performance Plan and MIP, as well as on the longer-term strategic operating plan approved by the Board. The following table shows the share payouts, as a percentage of the target number of shares covered by a stock performance award, corresponding with various combined levels of achievement against the EPS and Revenue targets.

Revenues Measure

		Revenues of at
		Least Target But	Revenues of at
	Revenues 10% or	Not 10% or	Least 90% of	Revenues of
	More Over	More Over	Target But Less	Under 90% of
EPS Measure	Target	Target	than Target	Target

EPS 10% or more over Target	125%	115%	105%	62%
EPS of at least Target but not 10% or more over Target	115%	100%	95%	50%
EPS of at least 90% of Target but less than Target	105%	95%	85%	0%
EPS under 90% of Target	62%	50%	0%	0%

90% achievement of each target under the contingent stock performance awards was established as a threshold to that metric contributing to the ultimate award payout. Each stock performance award has a target number of shares of common stock, a portion of which may be earned by the recipient if the Company achieves at least 90% of the stated EPS and/or Revenue targets over the Performance Period. For example, 90% achievement of both of the performance metrics corresponds with a planned payout of 85% of the target number of shares. The actual number of shares to be received at the end of the Performance Period can be below or above the target number based on the actual levels of the target performance achieved against the two metrics. In all cases the Committee retains the right to reduce the number of actual shares received pursuant to any award to any level, including 0%, to the extent it believes the actual payout should be below the number called for by the award agreements.

For the first grant of contingent stock performance awards, which were made in July of 2006, the performance period ended in December 2008. The table set forth below shows how the Company performed against the net revenues and EPS performance metrics set forth in the 2006 contingent stock performance awards. The revenue performance of 109% of target, and the EPS performance of 116% of target, together resulted in a payout under these contingent stock performance awards of 115% of target.

Actual Performance Under the 2006 Contingent Stock Performance Awards

	Target	Actual
	Performance	Performance	% of Target

Cumulative Revenues	$8,812,335,000	$9,639,416,000	109%
Cumulative EPS	$4.33	$5.02	116%

Shares earned under the July 2006 contingent stock performance awards were earned and paid to recipients in February of 2009.

In determining the 2008 equity award target values the Committee did not feel that past equity awards should have a significant impact. However, in conjunction with the Company’s stock ownership guidelines, which are described below, the Committee is reviewing each executive officer’s progress in achieving their targeted stock ownership level as a criterion in establishing future target equity grant levels. To the extent that an officer is not making sufficient progress toward achieving and maintaining the targeted stock ownership level, equity grants to that officer in the future may be reduced.

The Company does not manage the timing of equity grants to attempt to give participants the benefit of material non-public information. Grants are made at times when the Company believes it is not in possession of material non-public information and when major subsequent announcements are not currently anticipated. Further, all option grants are made with an exercise price at or above the average of the high and low sales prices of the Company’s common stock on the date of grant.

The Committee believes the equity compensation awards to the Company’s executive officers are appropriate to properly incent these officers to achieve maximum performance, and to align their interests with those of the Company’s shareholders, while not incenting the executive officers to take undue risks or otherwise take actions which are contrary to the best interests of the Company.

The stock option and performance share award grants to the Company’s named executive officers in 2008 are reflected in the Grants of Plan-Based Awards table that follows this report. The grant date for the Company’s yearly stock performance awards and options in fiscal 2008 to officers and other eligible employees was February 13, 2008.

The Company has only infrequently used restricted stock and restricted stock units as a reward and retention mechanism. Mr. Goldner was granted 57,787 restricted stock units in connection with his promotion to President and Chief Executive Officer in May 2008. In 2008, no other executive officers received grants of restricted stock or restricted stock units.

The Company has share ownership guidelines which apply to all employees at or above the Senior Vice President level. The share ownership guidelines establish target share ownership levels which executives are expected to achieve over a five-year period and then maintain, absent extenuating circumstances which are approved by the Company’s Human Resources Department, for as long as they remain with the Company. The target ownership levels are expressed as a percentage of the executives’ base salary and range from 50% of yearly base salary for certain Senior Vice Presidents to 500% of base salary for the Company’s Chief Executive Officer.

In making the yearly equity grants the Committee specifically approves the grants for every member of the Company’s senior management team, which includes every executive officer. The Committee also approves the total equity grant pool for all other eligible employees of the Company, with the individual grants from that pool being made from a list prepared by the Company’s senior management which is available for the Committee’s review. Other than the annual equity grants, off-cycle equity grants are made during the year generally only in the case of new hires or in connection with significant promotions. All of these off-cycle grants are also reviewed and approved by the Committee.

Executive Benefits

In addition to receipt of salary, management incentive awards and equity compensation, the Company’s U.S. based officers also participate in certain employee benefit programs provided by the Company.

Beginning in 2008, the Company provides retirement benefits to it employees primarily through the 401(k) Retirement Savings Plan (the “401(k) Plan”) and the Supplemental Benefit Retirement Plan (the “Supplemental Plan”). The Company’s Pension Plan (the “Pension Plan”) was frozen effective December 31, 2007. The enhanced 401(k) Plan and Supplemental Plan, which are described starting on page 33 of this proxy statement, provide company matching contributions, an annual company contribution of 3% of aggregate salary and bonus and a transition contribution ranging from 1% to 9% for the years 2008 through 2012 for participants meeting certain age and service requirements. In lieu of the annual company and transition contributions, Mr. Verrecchia and Mr. Hargreaves receive certain retirement benefits discussed below. Other executive officers are eligible to participate in the 401(k) Plan and the Supplemental Plan on the same basis as all other U.S. Hasbro employees.

Executive officers hired prior to December 31, 2007, continue to participate in the Pension Plan and the pension portion of the Supplemental Plan, which is described starting on page 33 of this proxy statement, but, except for Mr. Hargreaves who is discussed below, will not accrue additional benefits after December 31, 2007, since these plans are frozen.

The Supplemental Plan is intended to provide a competitive benefit for executive officers whose employer-provided pension benefits and retirement contributions would otherwise be limited. However, the Supplemental Plan is designed only to provide the benefit which the executive would have accrued under the Company’s Pension Plan and 401(k) Plan if the Code limits had not applied. It does not further enhance those benefits.

The amount of the Company’s contributions to the named executive officers under both the 401(k) Plan and the Supplemental Plan (401(k)), are included in the “All Other Compensation” column of the Summary Compensation Table that follows this report.

Mr. Verrecchia is party to a Post-Employment Agreement with the Company which provides certain enhanced retirement benefits. The Post-Employment Agreement is described starting on page 35 of this proxy statement. In light of the significant reduction in projected retirement income resulting from the retirement program redesign, the Company elected to provide Mr. Hargreaves, who has been with the Company for 26 years, with a retirement agreement which effectively grandfathered for Mr. Hargreaves the Company’s retirement program as it was in effect prior to January 1, 2008. Mr. Hargreaves retirement agreement is also described starting on page 35 of this proxy statement.

The executive officers of the Company are eligible for life insurance benefits on the terms applicable to the Company’s other employees. In addition, prior to his retirement from the Company on December 31, 2008, Mr. Verrecchia was provided with executive life insurance. The cost of the Company’s premiums for executive life insurance programs for Mr. Verrecchia is included in the “All Other Compensation” column of the Summary Compensation Table.

The Company’s executive officers participate in the same medical and dental benefit plans as are provided to the Company’s other employees.

Executive officers are also eligible to participate in the Company’s Nonqualified Deferred Compensation Plan, which is available to all of the Company’s employees who are in band 40 (director level) or above whose compensation is equal to or greater than $105,000 for 2008 ($110,000 for 2009). The Nonqualified Deferred Compensation Plan allows participants to defer compensation into various hypothetical investment vehicles, the performance of which determines the return on compensation deferred under the plan. Potential investment choices include the Company’s Common Stock, as well as other equity indices. Earnings on compensation deferred by the executive officers do not exceed the market returns on the relevant investments and are the same as the returns earned by other non-executive officer employees deferring compensation into the applicable investment vehicles.

The Company reimburses designated executive officers for the cost of certain tax, legal and financial planning services they obtain from third parties provided that such costs are within the limits established by the Company. The annual limit on these costs for the Chief Executive Officer is $10,000, and for the other designated executive officers is $5,000. The cost to the Company for this reimbursement to certain of the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control and Employment Agreements

Mr. Goldner, Mr. Hargreaves and Mr. Nagler, are party to Change in Control Agreements with the Company. In addition, Mr. Goldner is party to an additional agreement with the Company governing his employment and providing certain post-termination benefits and payments. Mr. Verrecchia is also party to a post-employment agreement with the Company providing certain enhanced benefits. Mr. Hargreaves is party to an agreement grandfathering certain aspects of the Company’s pension plans for him. All of these agreements, and the payments which the executive can receive in certain situations, are described in detail under the caption “Agreements and Arrangements Providing Post-Employment and Change in Control Benefits” that follows this report. The Committee authorizes the Company to enter into Change of Control or other employment related agreements with executives only in those situations where the Committee feels doing so is necessary to recruit and/or retain the most talented executives and to provide optimal incentive to the executive in question to work to maximize the performance of the Company and the creation of long-term value for the Company’s shareholders. The change in control provisions in these agreements are generally double-trigger provisions in that the executive officer receives benefits under the agreements only if, following a change in control, the individual executive officer is either terminated by the Company without cause, or leaves on account of events which qualify under the definition of good reason in the agreement. The Company believes that double-trigger change in control agreements are generally most appropriate in that an executive would only be compensated in the event that the executive was no longer employed with the Company following the change in control.

However, the Company’s equity compensation plans generally provide that equity awards (including performance share awards) for all participants, including the Company’s named executive officers, fully vest in the event of a change in control of the Company. The participant is entitled to receive the value of such awards either in cash or shares of the Company’s stock, determined in the Committee’s discretion, following such change in control.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Company for services rendered during fiscal 2008, fiscal 2007 and fiscal 2006 by any person serving as the Company’s Chief Executive Officer during any part of fiscal 2008, by the Company’s Chief Financial Officer and by the three other most highly compensated executive officers of the Company in fiscal 2008 (to the extent that they were executive officers during the year in question).

Summary Compensation Table

							Change in
						Non-Equity	Pension
						Incentive Plan	Value and	All Other
				Stock	Option	Compensation	NQDC	Compensation
Name and Principal Position	Year	Salary(a)	Bonus	Awards(b)	Awards(b)	(a)(c)	Earnings(d)	(e)	Total

Brian Goldner(f)	2008	$920,769	$0	$1,641,974	$872,761	$2,500,000	$53,660	$332,077	$6,321,241
President and Chief	2007	800,000	0	790,606	862,011	2,400,000	272,510	173,913	5,299,040
Executive Officer	2006	794,616	0	280,832	962,281	2,000,000	134,671	101,590	4,273,990
Alfred J. Verrecchia(g)	2008	1,200,000	0	3,095,979	3,311,749	2,500,000	4,611,897	298,386	15,018,011
Chairman of the Board	2007	1,200,000	0	1,750,608	4,376,861	3,600,000	5,305,016	264,536	16,497,021
	2006	1,000,000	0	366,693	2,492,153	3,000,000	1,385,406	162,036	8,406,288
David D.R. Hargreaves(h)	2008	660,384	0	644,728	512,080	1,450,000	1,777,645	132,623	5,177,460
Chief Operating Officer	2007	600,000	0	352,259	516,466	1,500,000	196,104	83,000	3,247,829
and Chief Financial Officer	2006	494,231	0	68,756	662,511	700,000	228,834	55,654	2,209,986
Barry Nagler	2008	490,384	0	490,478	390,478	340,000	39,743	111,039	1,862,122
Chief Legal Officer and	2007	475,000	0	288,996	465,346	570,000	144,130	63,500	2,006,972
Corporate Secretary	2006	475,000	0	65,316	652,556	500,000	94,710	46,500	1,834,082
Duncan Billing	2008	403,846	0	288,092	234,154	290,000	46,928	87,461	1,350,481
Global Chief Development Officer
John Frascotti	2008	400,480	0	102,744	87,739	275,000	0	24,764	890,727
Global Chief Marketing Officer

(a)	Includes amounts deferred pursuant to the Company’s 401(k) Plan and Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

(b)	Reflects the net accounting expense recognized by the Company for stock and option awards to the named executive officers. Please see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 28, 2008, for a detailed discussion of assumptions used in valuing options and stock awards generally, and see footnote (e) to the following Grants of Plan-Based Awards table for a discussion of certain assumptions used in valuing equity awards made to the named executive officers.

In each of the years shown, these executives were granted non-qualified stock options and contingent stock performance awards. The grant date values of these awards in 2008 are reflected in the Grants of Plan-Based Awards Table which follows this table. Mr. Goldner was also granted restricted stock in 2006 and restricted stock units in 2008.

(c)	For Mr. Goldner and Mr. Verrecchia these amounts consist entirely of the management incentive awards earned by such executives under the Company’s 2004 Senior Management Annual Performance Plan for their performances during fiscal 2008, fiscal 2007 and fiscal 2006. For Mr. Hargreaves these amounts consist of the management incentive award earned by Mr. Hargreaves under the 2004 Senior Management Annual Performance Plan for fiscal 2008 and fiscal 2007, and under the 2006 Management Incentive Plan for fiscal 2006. For Mr. Nagler, Mr. Billing and Mr. Frascotti, these amounts consist entirely of the management incentive awards earned by such executives under the Company’s Management Incentive Plan for the applicable year.

(d)	The amounts reflected in this table primarily consist of the change in pension value during fiscal 2008, fiscal 2007 and fiscal 2006 for each executive. The significant increase in Mr. Verrecchia’s Change in Pension Value in fiscal 2007 and fiscal 2008, as compared to fiscal 2006, and Mr. Hargreaves’ Change in Pension Value in 2008, as compared to fiscal 2007, results largely from the fact that the pension benefit is computed as a function of a rolling five-year compensation average and Mr. Verrecchia’s and Mr. Hargreaves’ eligible compensation has increased in recent years due to higher incentive compensation earnings resulting from the strong performances of the Company, as well as the fact that Mr. Verrecchia was promoted to President and Chief Executive Officer of the Company six years ago, and Mr. Hargeaves was promoted to Chief Financial Officer, and more recently in 2008, to Chief Operating Officer.

The amounts reflected in this table also include the following amounts which were earned on balances under the Supplemental Plan and are considered above market, as the Company paid interest on account balances at a rate of 7%, when 120% of the applicable long-term rate was 5.29%:

2008

Brian Goldner	$7,751
Alfred J. Verrecchia	$19,563
David D.R. Hargreaves	$5,255
Barry Nagler	$3,994
Duncan Billing	$2,102

Does not include the following aggregate amounts, in fiscal 2008, fiscal 2007 and fiscal 2006 respectively, which were earned or lost by the executives on the balance of (i) compensation previously deferred by them under the Deferred Compensation Plan and (ii) amounts previously contributed by the Company to the executive’s account under the Supplemental Plan (401(k)):

	2008	2007	2006

Brian Goldner	$(81,061)	$22,381	$74,680
Alfred J. Verrecchia	$(1,012,797)	$313,361	$281,302
David D.R. Hargreaves	$(1,041,047)	$170,191	$325,666
Barry Nagler	$5,029	$10,699	$8,568
Duncan Billing	$(106,294)	N/A	N/A
John Frascotti	$0	N/A	N/A

Except as set forth above, earnings on compensation previously deferred by the executive officers and on the Company’s prior contributions to the Supplemental Plan do not exceed the market returns on the relevant investments which are earned by other participants selecting the same investment options.

(e)	Includes the following amounts, for fiscal 2008, fiscal 2007 and fiscal 2006 respectively, paid by the Company for each named executive officer in connection with a program whereby certain financial planning, legal and tax preparation services provided to the individual are paid for by the Company:

	2008	2007	2006

Brian Goldner	$0	$0	$0
Alfred J. Verrecchia	$7,850	$10,000	$9,500
David D.R. Hargreaves	$3,000	$5,000	$5,000
Barry Nagler	$5,000	$5,000	$0
Duncan Billing	$0	N/A	N/A
John Frascotti	$0	N/A	N/A

Includes the Company’s matching contribution to each individual’s savings account, the annual company contribution, as well as the annual transition contribution, if applicable, for each individual under the 401(k) Plan and the Supplemental Plan, such amounts as follows:

	2008	2007	2006

Brian Goldner	$332,077	$173,913	$101,590
Alfred J. Verrecchia,	$288,000	$252,000	$150,000
David D.R. Hargreaves	$129,623	$78,000	$50,654
Barry Nagler	$106,039	$58,500	$46,500
Duncan Billing	$87,461	N/A	N/A
John Frascotti	$24,764	N/A	N/A

These amounts are in part contributed to the individual’s account in the 401(k) Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Supplemental Plan (401(k)).

Also includes $2,536 in premiums paid in fiscal 2008, fiscal 2007 and in fiscal 2006 by the Company for an individual life insurance policy for Mr. Verrecchia.

(f)	Mr. Goldner became President and Chief Executive Officer of the Company on May 22, 2008. Prior thereto Mr. Goldner served as Chief Operating Officer of the Company.

(g)	Mr. Verrecchia became Chairman of the Company’s Board on May 22, 2008. Prior thereto, Mr. Verrecchia served as President and Chief Executive Officer of the Company. Mr. Verrecchia ceased to be an employee of the Company on December 31, 2008.

(h)	Mr. Hargreaves became Chief Operating Officer of the Company in May 2008. Mr. Hargreaves remains Chief Financial Officer of the Company as well. Prior thereto Mr. Hargreaves served as Executive Vice President, Finance and Global Operations, and Chief Financial Officer.

* * *

The following table sets forth certain information regarding grants of plan-based awards for fiscal 2008 to the named executive officers.

Grants of Plan-Based Awards

									All	All Other
									Other	Option		Closing	Grant
									Stock	Awards:		Market	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	Exercise	Price	Value of
			Under Non-Equity			Under Equity			Number	Shares	Price of	on the	Stock and
			Incentive Plan Awards			Incentive Plan Awards			of	Underlying	Option	Date of	Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares	Options	Awards	Grant	Awards(e)

Brian Goldner	2/6/08	(a)			$2,762,307
	2/13/08	(b)				15,438	30,876	38,595					$836,585
	2/13/08	(c)								164,609	$27.095	$27.11	750,617
	5/22/08	(d)							57,787				2,000,000
Alfred J. Verrecchia	2/6/08	(a)			3,600,000
	2/13/08	(b)				46,314	92,628	115,785					2,509,756
	2/13/08	(c)								493,827	27.095	$27.11	2,251,851
David D.R. Hargreaves	2/6/08	(a)			1,981,152
	2/13/08	(b)				10,131	20,262	25,328					548,999
	2/13/08	(c)								108,025	27.095	27.11	492,594
Barry Nagler	2/6/08	(a)	$176,538	$294,230	882,690
	2/13/08	(b)				6,875	13,750	17,188					372,556
	2/13/08	(c)								73,303	27.095	27.11	334,262
Duncan Billing	2/6/08	(a)	145,385	242,308	726,924
	2/13/08	(b)				5,970	11,940	14,925					323,514
	2/13/08	(c)								63,657	27.095	27.11	290,276
John Frascotti	2/6/08	(a)	144,173	240,288	720,864
	2/13/08	(b)				6,151	12,302	15,378					333,323
	2/13/08	(c)								65,586	27.095	27.11	299,072

(a)	For Mr. Goldner, Mr. Verrecchia and Mr. Hargreaves these management incentive awards were made pursuant to the Company’s 2004 Senior Management Annual Performance Plan. For Mr. Nagler, Mr. Billing and Mr. Frascotti these management incentive plan awards were made pursuant to the Company’s 2008 Management Incentive Plan.

(b)	All of these contingent stock performance awards were granted pursuant to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”). These awards provide the recipients with the ability to earn shares of the Company’s Common Stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenues”) targets over a three-year period beginning January 1, 2008 and ending December 2010 (the “Performance Period”). Each Stock Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS and Revenues targets set for the Performance Period. Upon a Change of Control, as defined in the 2003 Plan, all stock performance awards will be canceled in exchange for payment in the amount of the product of the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the target number of shares applicable to the award. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

(c)	All of these options were granted pursuant to the 2003 Plan. These options are non-qualified, were granted with an exercise price equal to the average of the high and low sales prices of the Company’s common stock on the date of grant, and vest in equal annual installments over the first three anniversaries of the date of grant. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of one year from the date of such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. An optionee taking early retirement may, under certain circumstances, exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Compensation Committee may approve. Unless otherwise approved by the Compensation Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

Upon a Change of Control, as defined in the 2003 Plan, all options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and the tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability.

(d)	Mr. Goldner was granted 57,787 restricted stock units effective upon his promotion to President and Chief Executive Officer. The grant date fair value for this award was based on the average of the high and low trading prices on the date of grant of the award, which was $34.61 per share.

(e)	The Grant Date Present Values for options were determined using the standard application of the Black-Scholes option pricing methodology using the following weighted average assumptions: volatility 21.96%, dividend yield 2.95% and a risk free interest rate of 2.71% based on the options being outstanding for approximately five and a half years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise. The grant date fair values for the contingent stock performance awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $27.095 per share.

Please see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 28, 2008, for a detailed discussion of the assumptions used in valuing these options and stock awards.

* * *

The following table sets forth information for equity awards held by the named individuals as of the end of the Company’s 2008 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
	Option Awards											Equity Incentive
				Equity								Plan Awards:
				Incentive						Equity Incentive		Market or
				Plan Awards:			Number		Market	Plan Awards:		Payout Value
	Number of	Number of		Number of			of Shares		Value of	Number of		of Unearned
	Securities	Securities		Securities			or Units		Shares or	Unearned		Shares, Units
	Underlying	Underlying		Underlying			of Stock		Units of	Shares, Units or		or Other
	Unexercised	Unexercised		Unexercised	Option		That		Stock That	Other Rights		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)(d)

Brian Goldner							77,787	(h)	$2,258,934	50,801	(a)	$1,475,261
										29,358	(b)	852,556
										30,876	(c)	896,639
	100,000	—		—	$17.9685	4/24/2012
	75,000	—		—	$18.5750	5/19/2014
	150,000	—		—	$20.4325	5/19/2011
	90,000	—		—	$20.5700	5/18/2012
	120,937	60,469	(e)	—	$18.8150	7/26/2013
	40,963	81,925	(f)	—	$32.4250	5/23/2014
	—	164,609	(g)	—	$27.0950	2/12/2015

Alfred J. Verrecchia							0		$0	127,002	(a)	$3,688,138
										88,073	(b)	2,557,640
										92,628	(c)	2,689,917
	142,500	—		—	$35.4063	5/10/2009
	75,000	—		—	$32.1875	5/10/2009
	175,000	—		—	$16.3350	4/24/2012
	200,000	—		—	$17.9685	4/24/2012
	175,000	—		—	$11.1600	12/29/2012
	250,000	—		—	$15.8750	5/13/2013
	200,000	—		—	$18.5750	5/19/2014
	250,000	—		—	$20.4325	5/19/2011
	280,000	—		—	$20.5700	5/18/2012
	302,343	151,172	(e)	—	$18.8150	7/26/2013
	122,888	245,776	(f)	—	$32.4250	5/23/2014
	—	493,827	(g)	—	$27.0950	2/12/2015

David D.R. Hargreaves							0		$0	23,813	(a)	$691,530
										19,266	(b)	559,485
										20,262	(c)	588,408
	35,000	—		—	$32.1875	5/10/2009
	40,000	—		—	$18.5750	5/19/2014
	125,000	—		—	$20.4325	5/19/2011
	45,000	—		—	$20.5700	5/18/2012
	56,689	28,345	(e)	—	$18.8150	7/26/2013
	26,882	53,763	(f)	—	$32.4250	5/23/2014
	—	108,025	(g)	—	$27.0950	2/12/2015

Barry Nagler							0		$0	22,623	(a)	$656,972
										13,073	(b)	379,640
										13,750	(c)	399,300
	14,500	—		—	$20.5700	5/18/2012
	26,955	26,927	(e)	—	$18.8150	7/26/2013
	18,242	36,482	(f)	—	$32.4250	5/23/2014
	—	73,303	(g)	—	$27.0950	2/12/2015

Duncan Billing							0		$0	11,335	(a)	$329,168
										6,550	(b)	190,212
										11,940	(c)	346,738
	—	13,492	(e)	—	$18.8150	7/26/2013
	9,140	18,279	(f)	—	$32.4250	5/23/2014
	—	63,657	(g)	—	$27.0950	2/12/2015

John Frascotti							0		$0	12,302	(c)	$357,250
	—	65,586	(g)	—	$27.0950	2/12/2015

(a)	These contingent stock performance awards, granted in fiscal 2006, are reflected at 115% of the target number of shares for such awards. The performance period for those awards ended at the end of December 2008, but the awards were not actually earned by the recipients until February 25, 2009, following certification of the Company’s financial performance under those awards at a level which yielded a payout of 115% of target.

(b)	These contingent stock performance awards granted in fiscal 2007, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2009 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(c)	These contingent stock performance awards granted in fiscal 2008, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2010 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(d)	These amounts were computed by multiplying the number of shares by the closing share price of $29.04 on December 26, 2008, the last trading day of the Company’s 2008 fiscal year.

(e)	The remaining unexercisable options will vest on July 27, 2009, subject to the optionee remaining employed with the Company through that dates.

(f)	One half of these unexercisable options will vest on each May 24, 2009 and May 24, 2010, subject to the optionee remaining employed with the Company through those dates.

(g)	One third of these unexercisable options will vest on each of February 13, 2009, February 13, 2010 and February 13, 2011, subject to the optionee remaining employed with the Company through those dates.

(h)	This is composed of 20,000 shares of restricted stock and 57,787 restricted stock units. All of the 20,000 shares of restricted shares vested on January 20, 2009. All of the 57,787 restricted stock units will vest on May 22, 2011, subject to Mr. Goldner remaining employed with the Company through that date.

* * *

The following table sets forth information concerning aggregate option exercises and vesting of restricted stock during the 2008 fiscal year for the named executive officers.

Option Exercises and Stock Vested

	Option Awards
	Number of		Stock Awards
	Shares		Shares
	Acquired on	Value Realized	Acquired	Value Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Brian Goldner	150,000	$2,863,360	—	$—
Alfred J. Verrecchia	277,000	5,416,213	—	$—
David D.R. Hargreaves	185,500	4,128,148	—	$—
Barry Nagler	219,900	3,164,419	—	$—
Duncan Billing	80,318	1,243,139	—	$—
John Frascotti	—	—	—	$—

* * *

The following table sets forth information regarding each of the named executive officers’ years of credited service and accrued pension benefits with the Company under plans providing specified retirement payments and benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and non-qualified defined contribution plans. Information is provided as of the plans’ measurement dates used for financial reporting purposes for the Company’s 2008 fiscal year.

Pension Benefits

			Present Value of
		Number of	Accrued Benefit
		Years of	Payable at Normal	Payments During
		Credited	Retirement	the Last Fiscal
Name	Plan Name	Service	($)(a)	Year($)

Brian Goldner	Pension Plan	8.0	$91,802	$0
	Supplemental Plan	8.0	$690,540	$0
Alfred J. Verrecchia	Pension Plan	42.0	$874,774	$0
	Supplemental Plan	42.0	$11,698,597	$0
	Post-Employment Agreement	43.0	$9,608,936	$0
David D.R. Hargreaves	Pension Plan	15.0	$280,532	$0
	Supplemental Plan	15.0	$928,816	$0
	Retirement Agreement	26.0	$2,235,361	$0
Barry Nagler	Pension Plan	8.0	$133,108	$0
	Supplemental Plan	8.0	$463,538	$0
Duncan Billing	Pension Plan	16.0	$204,849	$0
	Supplemental Plan	16.0	$329,783	$0
John Frascotti(b)	Pension Plan	N/A	N/A	N/A

(a)	The “Present Value of Accrued Benefit” is the lump-sum value as of December 28, 2008 of the annual pension benefit earned as of December 28, 2008 payable under a plan for the executive’s life beginning on the date in which the named executive officer may commence an unreduced pension under the respective plan, reflecting current credited service, current five-year average compensation, and current statutory benefit and pay limits as applicable. Certain assumptions were used to determine the lump-sum values and are outlined below. These assumptions are consistent with those used for financial statement purposes under FAS 87, except that the named executive officer is assumed to continue to be employed until the assumed retirement age (i.e., there will be no assumed termination for any reason, including death or disability). The assumptions are as follows: (i) the FAS 87 measurement date is December 28, 2008, (ii) it is assumed that 65% of participants will elect a lump sum payment and 35% will elect an annuity under the Pension Plan and the Supplemental Plan, that Mr. Verrecchia will elect a lump sum and that Mr. Hargreaves will elect an annuity for any benefits provided under the Post-Employment Agreement and Retirement Agreement, respectively, (iii) the discount rate is assumed to be 6.21% for the Pension Plan, 6.26% for the Supplemental Plan and 6.13% for the Post-Employment Agreement and Retirement Agreement, (iv) for the Pension Plan and the Supplemental Plan, the lump sum interest rate is assumed to be 5.50%; for the Post-Employment Agreement, lump sum payments are calculated using the IRS interest assumption required of qualified plans which includes an interest rate of 4.78% for the first five years, 5.45% for the next fifteen years and 5.45% thereafter, (v) for mortality (post-commencement) the RP-2000 mortality tables are used with separate rates for males and females for benefits paid as annuities and the IRS table promulgated in Revenue Ruling 2007-67 for benefits paid as lump sums, (vi) the earliest unreduced retirement age is age 65 for the plans prior to the January 1, 2000 amendment, and age 55 for the plans following such amendment and (vii) all values are estimates only; actual benefits will be based on data, pay and service at the time of retirement. Mr. Hargreaves is currently eligible for an unreduced retirement benefit. The values for Mr. Verrecchia reflect his actual lump sum determined as of January 1, 2009. Certain portions of the lump sum are subject to delay due to Section 409A of the Code. All payments deferred beyond January 1, 2009 will be paid with interest accrued at an annual rate of 5%.

(b)	The Pension Plan was frozen prior to Mr. Frascotti joining the Company.

Description of Pension Plans

The Company sponsors the Hasbro, Inc. Pension Plan (the “Pension Plan”) and the Supplemental Benefit Plan (the “Supplemental Plan”) for its U.S. employees. The Pension Plan provides funded, tax-qualified benefits subject to the limits on compensation and benefits applicable under the Internal Revenue Code. Except for John Frascotti, who joined the Company on January 21, 2008, after the Pension Plan benefits had been frozen, all of the named executive officers participate in the Pension and Supplemental Plans. Mr. Verrecchia is also eligible for an additional non-qualified retirement benefit under his Post-Employment Agreement (the “Post-Employment Agreement”), which is described in detail in the Employment Agreements section of this proxy statement. As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). As is discussed in the “Executive Benefits” section of the Compensation Discussion and Analysis, the Company entered into a Retirement Agreement with Mr. Hargreaves. The Retirement Agreement effectively replaces the benefit accrued under the Expatriate Plan while providing for continued pension accruals until Mr. Hargreaves’ retirement. The U.K. Plan was closed in 1994 and the accrued benefits under the U.K. Plan were transferred to Legal and General. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to an annuity benefit from Legal and General relating back to the closed U.K. Plan. The Pension Plan, Supplemental Plan, Post-Employment Agreement, former U.K. Plan annuity benefit and Retirement Agreement are described in more detail below.

The Company does not have a policy of granting any additional years of benefit service beyond the definition of benefit service within the plans identified above. A year of benefit service is earned for each year in which an employee completes at least 1,000 hours of service for the Company.

Benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution targeted at 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). Mr. Verrecchia and Mr. Hargreaves waived their right to participate in either of these new 401(k) Plan features.

Pension Plan

Effective January 1, 2000, the Company amended the Pension Plan as part of an overall redesign of its retirement programs. The January 1, 2000 amendments to the Pension Plan implemented a number of changes. Among the significant changes, the amendments to the Pension Plan provided for a lump sum benefit or an annual benefit, both determined primarily on the basis of average compensation and actual years of service (previously years of service in excess of 30 years were excluded). Another aspect of the amendments made the benefits under the Pension Plan portable after five years of service with the Company.

Until January 1, 2007, employees working for the Company at the time of the January 1, 2000 amendments received the greater of the benefit provided by the unamended plan and the benefit provided by the amended plan. For such employees retiring on or after January 1, 2007, to compute their benefits the Company determines what the employee’s benefits would have been under the Pension Plan, prior to the amendment, as of December 31, 2006. If the benefits under the Pension Plan, prior to the amendment, are higher than the benefits provided for such employee under the Pension Plan following the amendment, the employee’s pension benefits are computed by adding the benefits accrued under the unamended plan, as of December 31, 2006, to the benefits accrued under the plan, as amended, for periods of service after January 1, 2007. For employees joining the Company after January 1, 2000, benefits will only be computed with respect to the Pension Plan as amended. Mr. Goldner and Mr. Nagler were hired after January 1, 2000 and, therefore, are covered only by the amended Pension Plan.

Prior to the January 1, 2000 amendment the annual annuity under the Pension Plan was computed as follows: (I) (A) 50% of the person’s five-year average compensation was reduced by (B) X% of the lesser of (i) the person’s three-year average compensation and (ii) the person’s social security covered compensation, and (II) the resulting amount was then multiplied by the ratio of years of benefit service (not to exceed 30) over 30. For purposes of computing benefits in this formula X equals: (i) 22.5 if the social security retirement age is 65, (ii) 21.0 if the social security retirement age is 66 and (iii) 19.5 if the social security retirement age is 67.

If benefits commenced prior to age 65, (A) and (B) above were adjusted separately for early commencement as follows: (A) is reduced by 4% per year until age 50 and on an actuarially equivalent basis thereafter and (B) is reduced 5/9th of 1% for the first 60 months commencement precedes social security retirement age and 5/18th of 1% for the next 60 months. Thereafter, (B) is reduced on a actuarially equivalent basis. In all cases, X above equals 22.5% for early commencement of benefits.

Following the January 1, 2000 amendment annual annuity benefits under the Pension Plan are computed as follows: (I) (A) 2/3 of 1% of the person’s five-year average compensation is added to (B) 1/3 of 1% of the person’s five-year average compensation in excess of the social security taxable wage base and the resulting amount is multiplied by (II) the person’s years of benefit service. Under the amended plan, benefits commencing prior to age 55 are reduced 1/4th of 1% for each month commencement precedes age 55, with a maximum reduction of 75%.

For purposes of the computations set forth above under the Pension Plan, “five-year average compensation” equals the highest consecutive five years of compensation during the last ten years, while “three-year average compensation” equals the three most recent years during the same five-year period. Compensation includes salary, non-equity incentive plan payments and any additional cash bonus (in the year paid) as well as tax-qualified elective deferrals and excludes equity based compensation, sign-on or retention bonuses and other forms of non-cash compensation that may be taxable to the executive. Compensation is subject to the maximum limits imposed under the Code (which is $225,000 for 2007).

Participants may elect to receive benefits as a lump sum payment or one of the annuity forms of payment available under the Pension Plan. Because the plan provides for a lump sum payment, benefits may commence at any age after termination, once vested (generally after five years of benefit service). For early commencement, the comparison of benefits under the amended and unamended formulae is determined based on the reduced benefit under each formula at the commencement age.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Supplemental Plan (Pension)

The Supplemental Plan provides benefits determined under the same benefit formula as the Pension Plan, but without regard to the compensation and benefit limits imposed by the Code. For determination of Supplemental Plan benefits, compensation deferred into the Non-qualified Deferred Compensation Plan is included in the year of deferral. Benefits under the Supplemental Plan are reduced by benefits payable under the Pension Plan. The Supplemental Plan benefits are not tax-qualified and are unfunded.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Post-Employment Agreement With Mr. Verrecchia

Mr. Verrecchia’s employment with the Company ended effective December 31, 2008. Mr. Verrecchia is now serving as the Company’s non-employee Chairman of the Board. Mr. Verrecchia has elected to receive a lump sum benefit equivalent to the value of an annuity for the remainder of his life equal to 1.5% of his five-year average compensation multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of his five-year average compensation. This enhanced retirement benefit is reduced by the pension benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Plan. The amounts shown in the pension table reflect Mr. Verrecchia’s actual lump sum determined as of January 1, 2009. Certain portions of the lump sum are subject to delay due to Section 409A of the Code. All payments deferred beyond January 1, 2009 will be paid with interest accrued at an annual rate of 5%.

U.K. Employee Benefits Plan

As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The U.K. Plan was closed in 1994 and an annuity was purchased from Legal and General to provide the accrued benefits under the U.K. Plan. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to the annuity benefit from Legal and General relating back to the closed U.K. Plan. The annual single straight-life annuity benefit earned by Mr. Hargreaves under the U.K. Plan as of the date his participation in the U.K. Plan ceased was 9,617 British pounds. This annuity amount is adjusted each year for inflation.

Retirement Agreement With Mr. Hargreaves

Mr. Hargreaves is entitled to a defined benefit from a Retirement Agreement that replaces the benefits previously accrued under the Expatriate Plan and considers all of his services with Hasbro, including periods in the U.K. The single straight-life annuity benefit under the Retirement Agreement is determined as follows: (I) (A) 1% of five-year average compensation multiplied by (B) years of benefit service (for this purpose Mr. Hargreaves is continuing to accrue years of benefit service), with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan and (iii) Supplemental Plan (pension benefits). Due to Mr. Hargreaves age and service, benefits under this plan are payable on an unreduced basis.

The following table provides information with respect to fiscal 2008 for each of the named executive officers regarding defined contribution plans and other plans which provide for the deferral of compensation on a basis that is not tax-qualified.

	Non-qualified Deferred Compensation
		Executive	Registrant	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in Last	Withdrawals/		Aggregate Balance at
		Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions		Last Fiscal Year End
Name	Plan Name	($)(a)	($)(a)	($)	($)		($)(b)

Brian Goldner	Nonqualified Deferred Compensation Plan	$—	$—	$(113,347)	$—		$199,081
	Supplemental Savings Plan	—	309,077	32,286	—		872,717
Alfred J. Verrecchia	Nonqualified Deferred Compensation Plan	243,091	—	(1,095,829)	1,275,211	(c)	357,092
	Supplemental Savings Plan	—	274,200	83,032	—		1,696,706
David D.R. Hargreaves	Nonqualified Deferred Compensation Plan	108,019	—	(1,063,348)	—		1,664,053
	Supplemental Savings Plan	—	115,823	22,301	—		497,945
Barry Nagler	Nonqualified Deferred Compensation Plan	45,000	—	(11,956)	—		35,577
	Supplemental Savings Plan	—	83,039	16,985	—		373,435
Duncan Billing	Nonqualified Deferred Compensation Plan	—	—	(115,221)	—		140,941
	Supplemental Savings Plan	—	59,861	8,927	—		212,732
John Frascotti	Nonqualified Deferred Compensation Plan	—	—	—	—		—
	Supplemental Savings Plan	—	5,114	—	—		5,114

(a)	Both the executive and registrant contributions above are also disclosed in the preceding Summary Compensation Table as either salary, non-equity incentive plan compensation or under all other compensation, as applicable. Registrant contributions earned during 2008 but credited to the account during 2009 as well as executive contributions on amounts earned during 2008 but paid in 2009 are included in the table above.

(b)	Includes registrant and executive contributions on amounts earned during 2008 but credited during 2009. In addition to the amounts contributed for 2008, the amounts below were reported as compensation in prior Summary Compensation Tables (Mr. Verrecchia has been a named executive officer since the Non-qualified Deferred Compensation Plan has been in place, Mr. Goldner and Mr. Hargreaves have had their compensation for fiscal 2000 forward reported as named executive officers in the Company’s previous proxy statements, and Mr. Nagler had his compensation for fiscal 2006 forward reported in the Company’s proxy statements).

Alfred J. Verrecchia	$2,909,004
Brian Goldner	$1,040,969
David D.R. Hargreaves	$1,858,626
Barry Nagler	$78,300

(c)	Mr. Verrecchia retired on December 31, 2008, and in accordance with the terms of the plan and his distribution election, this payment represents a lump sum distribution of the pre-2005 portion of his account balance.

Amounts included in the “Non-qualified Deferred Compensation” table above consist of executive deferrals and registrant contributions under the Supplemental Plan and the Non-qualified Deferred Compensation Plan, each of which are described below.

Supplemental Plan (401(k))

Each of the named executive officers participated in the Supplemental Plan. All registrant contributions reflected in the preceding table were allocated to the Supplemental Plan. Elective deferrals are not permitted under the Supplemental Plan. Investment earnings were credited to the individual account based on the yield on ten-year treasuries for the period January 1, 2008 through March 31, 2008. Beginning April 1, 2008, account balances receive interest at the rate of 7% per year. This rate reflects the 2008 return, less an allowance for certain expenses, paid by the insurance company providing this corporate owned life insurance product to Hasbro. Matching contributions are fully vested at all times while the annual Company and transition contributions are subject to a 3-year vesting requirement, however remaining benefits are subject to forfeiture for violations of non-competition or confidentiality obligations or for termination due to certain criminal acts involving Company property. Benefits under the Supplemental Plan are payable as a lump sum upon termination of employment (including retirement and death), subject to a six-month waiting period under Code Section 409A, as applicable.

As is noted in the description of Pension Plans set forth in the preceding pages, effective January 1, 2008, this plan was expanded to include new program employer contributions in excess of IRS limits.

Non-qualified Deferred Compensation Plan

The Company’s Non-qualified Deferred Compensation Program is available to all of the Company’s employees who are in band 40 (director level) or above, including the named executive officers. Participants may defer up to 75% of their base salary and 85% of the awards they are paid under the Company’s non-equity incentive plans. Participant account balances are credited with earnings based on the participant’s selection from the list of hypothetical investments below. The allocation of hypothetical investments may be changed as often as daily, with the exception of the Company Stock Fund. Selection of the Company Stock Fund is made once per year and becomes effective the following January. Rates of return earned (lost) by the named executive officers are the same as the rates of return earned (lost) by other participants selecting the same investment choices and are set forth in the table below for fiscal 2008. As such, the Company does not consider these rates of return to be “above-market” within the meaning of the rules of the United States Securities and Exchange Commission.

	Rate of		Rate of
	Return		Return
Investment	for 2008	Investment	for 2008

Money Market	3.02%	Large Cap Growth	(47.17)%
Intermediate Bond	4.79%	Mid-Cap Core Index	(41.81)%
Balanced	(22.57)%	Small-Cap Core Index	(33.81)%
Large Cap Value	(36.14)%	International Equity	(44.87)%
S&P 500 Index	(37.00)%	Real Return	(7.03)%
Large Cap Core	(42.51)%	Hasbro Phantom Stock	Approximates the rate of return on the Company’s common stock

Generally, account balances under the plan may be paid as a lump sum or in installments over a five, ten or fifteen-year period following the termination of employment, except amounts designated as short-term payouts which are payable at a pre-selected date in the future. Account balances may be distributed prior to retirement in the event of a financial hardship, but not in excess of the amount needed to meet the hardship.

Potential Payments Upon Termination or Change in Control; Employment Agreements

The following tables provide information as to the value of incremental payments and other benefits that would have been received by five of the named executive officers upon a termination of their employment with the Company due to various types of situations, or upon a change in control of the Company, assuming such termination and/or change in control had taken place on December 26, 2008 (the last business day of the Company’s 2008 fiscal year). The benefits reflect the closing price of the Company’s Common Stock of $29.04 on December 26, 2008, where appropriate, except that in the case of a Change in Control, the benefits reflect a price of $29.17 per share (which was the highest price during the sixty days prior to December 28, 2008, as computed in accordance with the Company’s equity compensation plans). Following these tables is a narrative description of the plans and agreements pursuant to which these payments and benefits are payable. A table has not been included for Mr. Verrecchia because his employment with the Company terminated effective December 31, 2008. Included on pages 46 and 47 of this proxy statement is a description of the actual severance benefits received by Mr. Verrecchia in connection with the termination of his employment.

In addition to the benefits detailed in the following tables, the named executive officers are eligible to receive vested benefits under the Company’s pension plans and deferred compensation plans, to the extent applicable, which are quantified in the preceding tables in this proxy statement, as well as benefits under stock options held by such executive officers which are vested and exercisable as of the date of their termination. In addition, the named executive officers are eligible to participate in the Company’s post-retirement medical program, which is available to all salaried employees and provides post-retirement life insurance and access to health coverage funded by the retiree at the same rates as an active employee.

Brian Goldner

						Involuntary
						Without
				Involuntary		Cause or for
				w/out		Good
				Cause /		Reason(w/
	Voluntary	Involuntary		Voluntary		Change
	Resignation	for Cause		for Good Reason		in Control)(a)	Disability		Death		Retirement

Cash Severance
Base Salary	$0	$0		$1,600,000		$2,362,617	$0		$0		N/A
Bonus	$0	$0		$1,600,000		$3,750,000	$0		$0		N/A
Target Bonus for 2008	$0	$0		$0		$1,250,000	$0		$0		N/A

Total Cash Severance	$0	$0		$3,200,000		$7,362,617	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$147,923	$0	(c)	$147,923		$323,909	$147,923		$0		N/A
Health and Welfare Benefits	$0	$0		$32,344		$48,516	$0		$0		N/A
Outplacement	$0	$0		$17,000		$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$147,923	$0		$197,267		$389,425	$147,923		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A		$4,364,187	N/A		N/A		N/A
Long-Term Incentives
Gain on Accelerated Stock Options	$0	$0		$938,461		$967,722	$938,461		$938,461		N/A
Value of Accelerated Restricted Stock	$0	$0		$2,258,934		$2,269,047	$2,258,934		$2,258,934		N/A
Value of Accelerated Performance Shares	$0	$0		$862,458	(d)	$1,757,026	$862,458	(d)	$862,458	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$4,059,853		$4,993,795	$4,059,853		$4,059,853		N/A
Total Value: Incremental Benefits	$147,923	$0		$7,457,120		$17,110,024	$4,207,776		$4,059,853		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Goldner’s employment agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 26, 2008.

David D.R. Hargreaves

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason
	Voluntary	Involuntary		Without	(w/ Change in
	Resignation	for Cause		Cause	Control)(a)	Disability		Death		Retirement

Cash Severance
Base Salary	$0	$0		$700,000	$1,633,731	$0		$0		N/A
Bonus	$0	$0		$0	$2,028,000	$0		$0		N/A
Target Bonus for 2008	$0	$0		$0	$560,000	$0		$0		N/A

Total Cash Severance	$0	$0		$700,000	$4,221,731	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$140,634	$0	(c)	$140,634	$1,540,712	$140,634		$0		$140,634
Health and Welfare Benefits	$0	$0		$16,172	$48,516	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$140,634	$0		$173,806	$1,606,228	$140,634		$0		$140,634
280G Tax Gross-Up	N/A	N/A		N/A	$3,344,930	N/A		N/A		N/A
Long-Term Incentives
Gain on Accelerated Stock Options	$0	$0		$0	$517,662	$499,937		$499,937		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$1,153,032	$565,981	(d)	$565,981	(d)	$565,981	(d)

Total Value of Accelerated Equity Grants	$0	$0		$0	$1,670,694	$1,065,918		$1,065,918		$565,981
Total Value: Incremental Benefits	$140,634	$0		$873,806	$10,843,583	$1,206,552		$1,065,918		$706,615

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Hargreaves’ change in control agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 26, 2008.

Barry Nagler

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason
	Voluntary	Involuntary		Without	(w/ Change in
	Resignation	for Cause		Cause	Control)(a)	Disability		Death		Retirement

Cash Severance
Base Salary	$0	$0		$495,000	$1,445,193	$0		$0		N/A
Bonus	$0	$0		$0	$1,254,000	$0		$0		N/A
Target Bonus for 2008	$0	$0		$0	$297,000	$0		$0		N/A

Total Cash Severance	$0	$0		$495,000	$2,996,193	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$16,585	$0	(c)	$16,585	$102,779	$16,585		$0		N/A
Health and Welfare Benefits	$0	$0		$16,172	$48,516	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$16,585	$0		$49,757	$168,295	$16,585		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	$0	N/A		N/A		N/A
Long-Term Incentives
Gain on Accelerated Stock Options	$0	$0		$0	$430,931	$417,903		$417,903		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$782,427	$384,059	(d)	$384,059	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$1,213,358	$801,962		$801,962		N/A
Total Value: Incremental Benefits	$16,585	$0		$544,757	$4,377,846	$818,547		$801,962		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Nagler’s change in control agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 26, 2008.

Duncan Billing

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason
	Voluntary	Involuntary		Without	(w/ Change in
	Resignation	for Cause		Cause	Control)(a)	Disability			Death			Retirement

Cash Severance
Base Salary	$0	$0		$412,500	$412,500		$0			$0		N/A
Bonus	$0	$0		$0	$0		$0			$0		N/A
Target Bonus for 2008	$0	$0		$0	$0		$0			$0		N/A

Total Cash Severance	$0	$0		$412,500	$412,500		$0			$0		N/A
Benefits & Perquisites
Pension(b)	$191,323	$0	(c)	$191,323	$191,323		$191,323			$0		N/A
Health and Welfare Benefits	$0	$0		$15,279	$15,279		$0			$0		N/A
Outplacement	$0	$0		$17,000	$17,000	$	N/A		$	N/A		N/A

Total Benefits & Perquisites	$191,323	$0		$223,602	$223,602		$191,323			$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	N/A		N/A			N/A		N/A
Long-Term Incentives
Gain on Accelerated Stock Options	$0	$0		$0	$271,798		$261,769			$261,769		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$539,353		$240,916	(d)		$240,916	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$811,151		$502,685			$502,685		N/A
Total Value: Incremental Benefits	$191,323	$0		$636,102	$1,447,253		$694,008			$502,685		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 26, 2008.

John Frascotti

				Involuntary
				Without
				Cause or for
			Involuntary	Good Reason
	Voluntary	Involuntary	Without	(w/ Change in
	Resignation	for Cause	Cause	Control)(a)	Disability			Death			Retirement

Cash Severance
Base Salary	$0	$0	$425,000	$425,000		$0			$0		N/A
Bonus	$0	$0	$0	$0		$0			$0		N/A
Target Bonus for 2008	$0	$0	$0	$0		$0			$0		N/A

Total Cash Severance	$0	$0	$425,000	$425,000		$0			$0		N/A
Benefits & Perquisites
Pension	$0	$0	$0	$0		$0			$0		N/A
Health and Welfare Benefits	$0	$0	$13,663	$13,663		$0			$0		N/A
Outplacement	$0	$0	$17,000	$17,000	$	N/A		$	N/A		N/A

Total Benefits & Perquisites	$0	$0	$30,663	$30,663		$0			$0		N/A
280G Tax Gross-Up	N/A	N/A	N/A	N/A		N/A			N/A		N/A
Long-Term Incentives
Gain on Accelerated Stock Options	$0	$0	$0	$136,091		$127,565			$127,565		N/A
Value of Accelerated Performance Shares	$0	$0	$0	$358,849		$118,105	(b)		$118,105	(b)	N/A

Total Value of Accelerated Equity Grants	$0	$0	$0	$494,940		$245,670			$245,670		N/A
Total Value: Incremental Benefits	$0	$0	$455,663	$950,603		$245,670			$245,670		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 26, 2008.

Agreements and Arrangements Providing Post-Employment and Change in Control Benefits

The Company provides post-employment benefits through broad-based programs as well as individual agreements for certain executives. Benefits provided through each of the following programs are summarized below and the value of these benefits in various situations is included in the preceding tables.

•	Hasbro Equity Incentive Plans

•	Hasbro Severance Benefit Plan

•	Change of Control Agreements

•	Employment Agreement with Brian Goldner

•	Post-Employment Agreement with Alfred J. Verrecchia

•	Retirement Agreement with David D.R. Hargreaves

Benefits Under Hasbro Equity Incentive Plans

The executive officers of the Company and certain of the Company’s other employees have outstanding equity awards, in the form of stock options, restricted stock grants, restricted stock units and/or contingent stock performance awards, under a number of equity incentive plans, including the Company’s 1995 Stock Incentive Performance Plan, 1997 Employee Non-qualified Stock Plan and Restated 2003 Stock Incentive Performance Plan.

Unless modified by the individual equity grant agreements entered into between the Company and an executive officer, all equity awards (including stock options, restricted stock grants, restricted stock units and contingent stock performance awards) under all of the Company’s equity incentive plans are subject to the post-

termination provisions which are summarized below, based on the type of termination or the occurrence of a change of control.

Effect of a Change of Control

Upon a change in control, whether or not an executive officer’s employment is terminated, all of such officer’s options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in a lump sum in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

Shares of restricted stock, restricted stock units and the target number of shares subject to contingent stock performance awards will become immediately vested upon a change in control and settled in a similar manner as stock options, described above, except that there is no exercise price for restricted stock, restricted stock units or performance shares, so the value received will be the product of the number of shares multiplied by the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control.

For purposes of the Company’s equity incentive plans, “Change of Control” bears the same definition as described in the Change of Control Agreements, which are described below.

Disability Termination

If an executive officer’s employment with the Company is terminated due to a permanent disability of such officer, then for such officer’s outstanding equity awards: (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of such disability, (ii) all restricted and restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards remain outstanding for the remainder of the performance period and at the end of the performance period the number of shares which would have been earned under the award is pro-rated based on the portion of the performance period prior to the officer’s termination due to disability and such pro-rated number of shares is paid to the officer.

Termination due to Death of an Officer

If an executive officer’s employment with the Company terminates due to the officer’s death, then for such officer’s outstanding equity awards (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of death or the appointment of the executor of such officer’s estate, (ii) all restricted stock and restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards are paid out based on the pro-rated portion of the performance period completed prior to the officer’s death, with such pro-rated period applied to the target number of shares subject to such awards.

Retirement

Upon retirement of an executive officer, outstanding equity awards are treated in the following manner: (i) if the retirement qualifies as normal retirement, where the officer is 65 or older and has five or more years of service with the Company, all stock option awards vest and become exercisable for a period of one year following retirement and unvested stock and restricted stock unit awards vest, (ii) if the retirement qualifies as early retirement under the equity plans, the Compensation Committee has discretion whether or not to accelerate the vesting of unvested stock options, restricted stock and restricted stock units (the preceding tables assume the Compensation Committee does not exercise its discretion to vest additional shares) and (iii) if it qualifies as normal retirement or early retirement, unearned performance share awards remain outstanding for the remainder of the performance period and at the end of the period the number of shares which are actually earned are pro-rated for the portion of the performance period during which the officer was employed and such pro-rated portion is paid to the retired executive.

Other Voluntary or Involuntary Terminations

For all other terminations of employment by an executive officer, no additional vesting of equity awards occurs as a result of termination but (i) stock options that were currently exercisable prior to termination remain exercisable for a period of from three (in the case of stock options granted with an exercise price equal to fair market value on the date of grant) to six (in the case of stock options granted with an exercise price in excess of the fair market value on the date of grant) months following the date of termination and (ii) all unvested restricted shares and stock units, and unearned contingent stock performance awards, are forfeited.

Hasbro Severance Benefit Plan

The Company’s Severance Benefits Plan provides for a basic level of severance benefits and a more substantial level of benefits, subject to the individual signing a severance agreement acceptable to the Company. These benefits are provided if the executive is terminated by the Company without cause. The benefits shown for Mr. Hargreaves, Mr. Nagler, Mr. Billing and Mr. Frascotti in the preceding tables assume that each officer signs an acceptable severance agreement and is thereby eligible for the following benefits under the Company’s Severance Benefits Plan: (i) continuation of base salary for a period equal to the greater of 2 weeks for each complete year of service with the Company or one year, (ii) continuation of Health & Welfare benefits for the same period including medical, dental, vision and life insurance, with the Company sharing the cost at the same rate as a similarly situated active employee and (iii) participation in an outplacement program. The amount shown in the tables above assumes one year of participation for each of these executives. However, benefits under the Company’s Severance Benefits Plan cease upon re-employment of an executive, provided that if the individual notifies the Company of the new employment, the Company will provide a lump sum equal to 50% of the remaining severance pay as of the date of new employment.

Change of Control Agreements

Each of Brian Goldner, David D.R. Hargreaves and Barry Nagler are parties to change in control agreements, as amended (the “Change of Control Agreements”) with the Company. The Change of Control Agreements come into effect only upon a “Change of Control,” as defined therein, and continue for three years after such date (the “Employment Period”).

If, during the Employment Period, an executive’s employment with the Company is involuntarily terminated other than for “Cause,” the executive is entitled to the executive’s (a) average annual salary for the five years preceding the Change of Control (or such lesser number of actual years employed) plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five completed years preceding the Change of Control (or such lesser number of actual years employed), in each case multiplied by three (or multiplied by two if the special bonus described in the following sentence has already been paid). In addition, if the executive remains employed through the first anniversary of the Change in Control the executive will receive a special bonus equal to one year’s salary and bonus, computed using the five-year look back period described in the prior sentence.

If the executive’s employment is involuntarily terminated other than for “Cause” during the Employment Period, the executive would also be entitled to an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company’s retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the Employment Period. In addition, the executive and the executive’s family would be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 4999 of the Code or any tax imposed by Section 409A of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such taxes not applied.

In addition, the Change of Control Agreements permit an executive to terminate the executive’s employment for “Good Reason” at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Change of Control Agreements. Under certain circumstances, certain payments by the Company pursuant to the Change of Control Agreements may not be deductible for federal income tax purposes pursuant to Section 280G of the Code.

A “Change of Control” is defined as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company’s outstanding voting securities, a change in the majority of the Board, consummation of a reorganization, merger, consolidation, substantial asset sale involving, or shareholder approval of a liquidation or dissolution of, the Company subject, in each case, to certain exceptions. “Cause” is defined, for purposes of the Agreements, as demonstrably willful or deliberate violations of the executive’s responsibilities which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company, which are unremedied after notice, or conviction of the executive of a felony involving moral turpitude.

Employment Agreement with Brian Goldner

In connection with Mr. Goldner’s promotion to President and Chief Executive Officer, the Company and Mr. Goldner entered into an Amended and Restated Employment Agreement (the “Agreement”), effective May 22, 2008.

Under the Agreement, Mr. Goldner agrees to serve as the Company’s President and Chief Executive Officer. The Agreement has an initial three-year term expiring May 21, 2011. Thereafter the Agreement is automatically extended for additional one-year terms unless either the Company or Mr. Goldner provide notice of the intent not to renew at least 180 days prior to the expiration of the then current term.

Pursuant to the Agreement, Mr. Goldner’s annualized base salary for the remainder of fiscal 2008 was increased to $1,000,000 and Mr. Goldner was eligible to receive a management incentive plan bonus based on a target of one hundred and twenty-five percent (125%) of his earned base salary for fiscal 2008. Beginning in 2009 and thereafter, Mr. Goldner’s base salary and management incentive bonus award will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

Pursuant to the Agreement, Mr. Goldner was granted 57,787 restricted stock units. These units will vest in one installment on May 22, 2011, provided that Mr. Goldner remains employed with the Company through that date. The shares are subject to earlier vesting in certain situations, such as a change in control of the Company or upon the death of Mr. Goldner.

The Agreement provides that Mr. Goldner will participate in the Company’s other benefit programs under the terms which are extended to senior executives.

In the event that Mr. Goldner’s employment is terminated: (A) by the Company for Cause, or at his election for other than Good Reason, the Company will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment; or (B) due to Mr. Goldner’s death or Disability (as defined in the Agreement) the Company will pay to Mr. Goldner or his estate the compensation which would otherwise have been payable to him up to the end of the month in which the termination occurs, and all of Mr. Goldner’s stock options, shares of restricted stock, restricted stock units and performance share awards shall vest in accordance with their terms.

If Mr. Goldner’s employment is terminated by the Company without Cause, or by Mr. Goldner for Good Reason, and provided that Mr. Goldner complies with the terms of the Company’s severance policy, then (A) Mr. Goldner will be entitled to a severance amount equal to two (2) times Mr. Goldner’s target cash (salary plus bonus) compensation for the fiscal year immediately prior to the year in which the termination occurs, which severance amount shall be payable in eighteen (18) equal monthly installments beginning six months after the date of termination, (B) Mr. Goldner’s life insurance, medical and dental coverage will be continued for two years on the same terms such benefits were provided prior to termination, (C) all of Mr. Goldner’s unvested stock options, and time-based restricted stock and restricted stock units will fully vest and (D) to the extent Mr. Goldner then holds contingent stock performance awards for which the performance period has not been completed, Mr. Goldner will be entitled to the number of shares which would have been earned over the performance period for target performance by the Company, pro-rated for the portion of the applicable performance period completed as of the date of Mr. Goldner’s termination. If Mr. Goldner begins permissible alternate employment during the severance period and notifies the Company of such employment, he will receive in a lump sum 50% of any remaining severance payments due as severance under the Agreement and his insurance, medical and dental benefits will end.

For purposes of the Agreement “Cause” shall be deemed to exist upon (a) Mr. Goldner’s refusal to perform: (i) his assigned duties for the Company; or (ii) his obligations under the Agreement; (b) conduct of Mr. Goldner involving fraud, gross negligence or willful misconduct or other action which damages the reputation of the Company; (c) Mr. Goldner’s indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by him to, any crime involving moral turpitude or any felony; (d) Mr. Goldner’s fraud, embezzlement or other intentional misappropriation from the Company; or (e) Mr. Goldner’s material breach of any material policies, rules or regulations of employment which may be adopted or amended from time to time by the Company. Good Reason means: (a) a material reduction in Mr. Goldner’s base salary or target bonus, without his consent, unless such reduction is due to a generally applicable reduction in the compensation of senior executives, or (b) an organizational change in which Mr. Goldner no longer serves as President and Chief Executive Officer.

The Agreement contains certain post-employment restrictions on Mr. Goldner, including a two-year non-competition agreement. The Agreement does not modify Mr. Goldner’s existing change in control agreement with the Company, dated March 18, 2000. In the event of a Change in Control (as defined in the change in control agreement) the benefits payable pursuant to the Agreement will be reduced by any severance benefits payable under the Change in Control Agreement.

Post-Employment Agreement with Alfred J. Verrecchia

The Company and Mr. Verrecchia entered into a Post-Employment Agreement, effective as of March 10, 2004 (the “Post-Employment Agreement”). Mr. Verrecchia’s employment with the Company terminated effective on December 31, 2008. In accordance with the Post-Employment Agreement, Mr. Verrecchia is receiving continuation of his monthly base salary and bonus for eighteen (18) months following the termination of his employment, subject to a six-month delay is certain payments to comply with the requirements of Section 409A of the Code.

For purposes of the Post-Employment Agreement, monthly base salary is equal to the annual base salary paid to Mr. Verrecchia for the fifty-two (52) weeks immediately preceding the week of his termination, divided by twelve (12). The monthly bonus equals the annual target bonus for Mr. Verrecchia for 2008, divided by twelve (12). Mr. Verrecchia is also entitled to continuation of medical, dental and certain other benefits during the period in which he is receiving severance pay under the Post-Employment Agreement.

The Post-Employment Agreement also provides Mr. Verrecchia with certain enhanced retirement benefits. Under the Post-Employment Agreement, Mr. Verrecchia is entitled to receive an annuity benefit, computed based upon monthly installments, following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his final average pay (as defined in the Post-Employment Agreement) multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of final average pay. Mr. Verrecchia has elected to receive this enhanced retirement benefit as a lump sum. The enhanced retirement benefit is also reduced by the benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Benefit Plan.

As is described in the preceding pages, benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution equal to 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). In light of the benefits to which he is entitled under the Post-Employment Agreement, Mr. Verrecchia waived his right to participate in either of these new 401(k) Plan features during 2008.

In connection with his retirement from the Company, which was effective on December 31, 2008, Mr. Verrecchia elected to receive a lump sum benefit equivalent to the annuity benefit he was entitled to under the Post-Employment Agreement. The amounts shown in the pension table on page 32 of this proxy statement reflect Mr. Verrecchia’s actual lump sum amount under the Post-Employment Agreement determined as of

January 1, 2009. Certain portions of the lump sum are subject to delay due to Section 409A of the Code. All payments deferred beyond January 1, 2009 will be paid with interest accrued at an annual rate of 5%.

The Post-Employment Agreement contains certain post-employment restrictions on Mr. Verrecchia, including an eighteen (18) month non-competition agreement and provisions protecting the Company’s confidential information.

Retirement Agreement With David D.R. Hargreaves

Mr. Hargreaves is entitled to a defined benefit from a Retirement Agreement that replaces the benefits previously accrued under the Expatriate Plan and considers all of his services with Hasbro, including periods in the U.K. The single straight-life annuity benefit under the Retirement Agreement is determined as follows: (I) (A) 1% of five-year average compensation multiplied by (B) years of benefit service (for this purpose Mr. Hargreaves is continuing to accrue years of benefit service), with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan and (iii) Supplemental Plan (pension benefits). Due to Mr. Hargreaves age and service, benefits under this plan are payable on an unreduced basis.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board as of the 2008 fiscal year end were John M. Connors, Jr. (Chair), Frank J. Biondi, Jr. and E. Gordon Gee. None of the members of the Compensation Committee during fiscal 2008 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation Committee during fiscal 2008.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning compensation of the Company’s directors for fiscal 2008. Mr. Goldner, the Company’s current President and Chief Executive Officer, served on the Board for a portion of fiscal 2008, and Mr. Verrecchia, the Company’s former President and Chief Executive Officer, also served on the Company’s Board during fiscal 2008. However, Mr. Goldner and Mr. Verrecchia did not receive any compensation for their Board service in fiscal 2008 beyond the compensation they received as an executive officer of the Company.

Director Compensation

						Change in
						Pension
						Value and
	Fees					Non-Qualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)(a)	($)(b)	($)(b)		($)	($)(c)	($)	($)

Basil L. Anderson	$5,137	$210,636	$4,275		N/A	N/A	N/A	$220,048
Alan R. Batkin	$36,212	$170,949	$0		N/A	$16,493	N/A	$223,654
Frank J. Biondi, Jr.	$62,528	$109,334	$4,275		N/A	N/A	N/A	$176,137
Kenneth A. Bronfin	$49,254	$104,972	$0		N/A	N/A	N/A	$154,226
John M. Connors, Jr.	$0	$221,596	$25,526		N/A	N/A	N/A	$247,122
Michael W.O. Garrett	$0	$186,987	$18,294		N/A	N/A	N/A	$205,281
E. Gordon Gee	$61,528	$112,543	$4,275		N/A	N/A	N/A	$178,346
Jack M. Greenberg	$89,528	$111,786	$13,939		N/A	N/A	N/A	$215,253
Alan G. Hassenfeld	$300,028	$104,972	$53,248	(d)	N/A	N/A	N/A	$458,248
Tracy A. Leinbach(e)	$35,007	$104,993	$0		N/A	N/A	N/A	$140,000
Claudine B. Malone(f)	$35,156	$106,293	$0		N/A	$52,791	N/A	$194,240
Edward M. Philip	$0	$211,935	$4,275		N/A	N/A	N/A	$216,210
Paula Stern	$61,528	$113,927	$4,275		N/A	N/A	N/A	$179,730

(a)	Includes amounts which are deferred by directors into the interest account under the Deferred Compensation Plan for Non-Employee Directors, as well as interest earned by directors on existing balances in the interest account. Does not include the amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors, which amounts are reflected in the Stock Awards column.

(b)	Please see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 28, 2008, for a detailed discussion of the assumptions used in valuing stock and option awards.

In addition to reflecting the accounting expense recognized by the Company for stock awards made to the directors (this expense for the director stock award in 2008 was approximately $105,000 per director), the stock awards column also includes, to the extent applicable, the (i) amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors, (ii) 10% matching contribution which the Company makes to a director’s account under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Plan”) on all amounts deferred by such director into the Company’s stock unit account under the Deferred Plan, and (iii) deemed dividends which are paid on outstanding balances in stock unit accounts under the Deferred Plan. The table above does not reflect the variable accounting expense which the Company recognizes with respect to the changes in value of outstanding stock unit account balances held by the directors under the Deferred Plan. Balances deferred by directors into the stock unit account track the performance of the Company’s common stock, and as such the Company does not consider appreciation on such account balances to be above market.

No options were granted to any of the outside directors in 2008. The amounts reflected in the option awards column represent expense associated with previous option grants made to these directors. For Mr. Hassenfeld this expense relates to options which were granted to him when he served as a full-time employee and executive officer of the Company. Mr. Hassenfeld retired as an employee of the Company effective on December 31, 2005.

(c)	The amounts reflected in this column consist entirely of the change in pension value during fiscal 2008 for two directors. As is discussed in more detail in the following pages, in 2003 the Company eliminated its director pension plan on a go forward basis, such that directors joining the board after that time would not be eligible to participate in the pension plan. However, directors serving on the Board at the time that the pension plan was eliminated were given the ability to (i) either continue to accrue benefits under the director pension plan or instead to elect, effective as of specified dates ranging from May 1, 2003 through May 1, 2006, to start receiving stock options under the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Option Plan”) and (ii) to the extent that a director opted into participation in the 2003 Director Option Plan, to have their accumulated benefits under the pension plan converted into stock units under the Deferred Compensation Plan for Non-employee directors (the “Deferred Plan”). With the exception of Mr. Batkin and Ms. Malone, all of the Company’s current directors who were directors at the time of this transition opted into the 2003 Director Option Plan in 2003 and elected to convert their balance in the director pension plan into deferred stock units under the Deferred Plan. As such, other than Mr. Batkin and Ms. Malone, no current directors will receive any pension benefits and none of these directors accrued any such benefits during 2008.

This column does not include interest earned on balances held in directors’ interest accounts under the Deferred Plan. Such interest is paid at the five-year treasury bill rate.

(d)	This amount relates to options which were granted to Mr. Hassenfeld prior to his retirement as a full-time employee of the Company. These options, to the extent unvested, continue to vest during Mr. Hassenfeld’s service on the Board.

(e)	Ms. Leinbach joined the Board effective July 1, 2008.

(f)	Ms. Malone previously served on the Board from 1992 to 1999 and accrued a pension benefit in accordance with that prior service, which is currently being paid to her. Ms. Malone was paid $7,177 in 2008 under this benefit. Ms. Malone retired from the Board effective May 22, 2008.

(g)	The non-employee directors held the following outstanding stock and option awards as of December 28, 2008. Note that Tracy A. Leinbach did not become a director until July 1, 2008.

	Outstanding	Outstanding
Name	Option Awards	Stock Awards

Basil L. Anderson	29,250	10,577
Alan R. Batkin	0	10,577
Frank J. Biondi, Jr.	29,250	10,577
Kenneth A. Bronfin	0	3,033
John M. Connors, Jr.	18,000	10,577
Michael W.O. Garrett	12,000	10,577
E. Gordon Gee	29,250	3,033
Jack M. Greenberg	18,000	10,577
Alan G. Hassenfeld	295,000	4,769
Tracy A. Leinbach	0	2,976
Claudine B. Malone	0	0
Edward M. Philip	29,250	10,577
Paula Stern	0	4,769

The outstanding stock awards consist of the non-employee director stock grants made in May of 2006 (4,769 shares), May of 2007 (2,775 shares) and May of 2008 (3,033 shares), to the extent that the director elected to defer the receipt of such shares. Each director was given the option, prior to the beginning of the year of grant, to receive the shares subject to the upcoming annual grant either at the time of grant, or to defer receipt of the shares until they retire from the Board. Mr. Hassenfeld’s outstanding option awards include options granted to him while he was an officer and employee of the Company.

Current Director Compensation Arrangements

With the exception of Mr. Hassenfeld, whose Chairmanship Agreement is described later in this proxy statement, all members of the Board who are not otherwise employed by the Company (“non-employee directors”) receive a retainer of $55,000 per year. The Chairs of the Compensation Committee, the Finance Committee and the Nominating, Governance and Social Responsibility Committee each received an additional retainer of $10,000 per year for their service as Chairs of these committees in fiscal 2008. The Chair of the Audit Committee received $15,000 for his service in fiscal 2008. The Company’s Presiding Director currently receives an additional retainer of $25,000 per year for serving in that role.

No meeting fees are paid for attendance at meetings of the full Board. However, non-employee directors receive a fee of $1,500 for each committee meeting attended in person, and $1,000 for telephonic participation in committee meetings. Action by written consent is not considered attendance at a committee meeting for purposes of fees to directors.

Beginning in 2006, the Company shifted to stock awards, instead of stock options, to provide equity compensation to its non-employee directors. As part of the implementation of this policy, the Company terminated the 2003 Stock Option Plan for Non-Employee Directors (which is described below) effective as of December 31, 2005. Under its new program, the Company anticipates issuing to each non-employee director, in May of every year, that number of shares of Common Stock which have a set fair market value (based on the fair market value of the Common Stock on the date of grant). In fiscal 2008, the director stock grants had grant date fair market values of $105,000. These shares are immediately vested, but the Board has adopted stock ownership guidelines which mandate that Board members may not sell any shares of the Company’s Common Stock which they hold, including shares which are obtained as part of this yearly stock grant, until they own shares of Common Stock with an aggregate market value equal to at least $275,000 (which is equivalent to five times the annual Board retainer). Board members are permitted to sell shares of Common Stock they hold with a value in excess of $275,000, as long as they continue to hold at least $275,000 worth of Common Stock.

Pursuant to the Deferred Compensation Plan for Non-employee Directors (the “Deferred Plan”), which is unfunded, non-employee directors may defer some or all of the annual Board retainer and meeting fees into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each non-employee director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee directors may also defer any portion of their retainer and/or meeting fees into an interest account under the Deferred Plan, which bears interest at the five-year treasury rate.

The Company makes a deemed matching contribution to a director’s stock unit account under the Deferred Plan equal to 10% of the amount deferred by the director into the stock unit account, with one-half of such Company contribution vesting on December 31st of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided that the participant remains a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

Beginning in fiscal 2008 the Company also offered a matching gift program for its Board members pursuant to which the Company will match charitable contributions, up to a maximum yearly Company match of $5,000, made by Board members to qualifying non-profit organizations and academic institutions.

Chairmanship Agreement with Alan G. Hassenfeld

Effective on August 30, 2005 the Company entered into a Chairmanship Agreement, which agreement was subsequently amended effective May 22, 2008 (as amended, the “Chairmanship Agreement”) with Alan G. Hassenfeld.

Pursuant to the Chairmanship Agreement, beginning on May 22, 2008, Mr. Hassenfeld serves as a non-employee member of the Board and as Chairman of the Executive Committee of the Board for an initial two-year term. Thereafter, Mr. Hassenfeld’s Chairmanship Agreement is subject to renewal for additional one-year periods unless he or the Board provide notice of the intent not to renew by December 31st of the year prior to the end of the then current term. Mr. Hassenfeld’s continued service as the non-employee Chairman of the Executive Committee will be contingent upon his annual reelection to the Board by the Company’s shareholders.

Mr. Hassenfeld receives a retainer during the Chairmanship Period of $300,000 per year (the “Chairmanship Retainer”) and is eligible to receive Board meeting fees, equity grants and such other benefits (excluding the general non-employee Board retainer, which Mr. Hassenfeld does not receive) as may be provided from time to time to the other non-employee members of the Company’s Board. During the Chairmanship Period, the Company shall (a) bear the reasonable cost of salary and benefits for one secretary for Mr. Hassenfeld; (b) reimburse Mr. Hassenfeld on a quarterly basis for the cost of mutually-acceptable office space for Mr. Hassenfeld and his support staff in Providence, Rhode Island (the “Providence office space”); (c) pay $6,250 per calendar quarter towards office expenses incurred in connection with the operation of the Providence office; and (d) pay $50,000 per calendar quarter towards expenses incurred by Mr. Hassenfeld in connection with his activities as a director of Hasbro, his chairmanship of the ICTI “CARE” process, and as a public “ambassador” for the toy industry (including, without limitation, travel expenses and dues for membership in such organizations as the World Economic Forum).

By virtue of his ongoing service as a member of the Board, Mr. Hassenfeld’s outstanding stock options will continue to vest, in accordance with their terms, during the time that Mr. Hassenfeld serves as a non-employee director.

In the event that Mr. Hassenfeld’s service as a non-employee Chairman of the Executive Committee of the Board ends due to his resignation, death, disability, or failure to be re-elected to the Board by the Company’s shareholders, or in the event that the Company terminates Mr. Hassenfeld’s service for Cause (as defined in the Chairmanship Agreement), Mr. Hassenfeld’s compensation as a non-employee Chairman of the Executive Committee, including the Chairmanship Retainer and any additional compensation provided to non-employee directors, would cease immediately. If Mr. Hassenfeld’s service is terminated by Hasbro without Cause during the Chairmanship Period, Mr. Hassenfeld would be entitled to receive the Chairmanship Retainer payable for the remaining time of the Chairmanship Period. In the case of termination resulting from disability, failure to be reelected, or without Cause by Hasbro, Mr. Hassenfeld would continue to receive his retirement benefits as well.

The Chairmanship Agreement contains certain post-Chairmanship restrictions on Mr. Hassenfeld, including a two-year non-competition agreement and provisions protecting Hasbro’s confidential information.

Former Director Compensation Arrangements In Which Certain Directors Participate or Under Which Directors Previously Received Awards

Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each non-employee director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board was entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the Company’s former 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) which is described below, were not eligible to participate in the Retirement Plan, and automatically participated in the 2003 Director Plan prior to its termination on December 31, 2005. The benefits of the 2003 Director Plan replaced the benefits of both the Retirement Plan and the 1994 Director Plan (described below). Non-employee directors who were serving on the Board prior to May 13, 2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continued to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and did not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.

Under the Company’s former Stock Option Plan for Non-employee Directors (the “1994 Director Plan”), approved by shareholders on May 11, 1994, each non-employee director then in office received on May 11, 1994 and each non-employee director who joined the Board after May 11, 1994 received upon becoming a director, a one-time grant of a non-qualified, nontransferable ten-year option to purchase 11,250 shares of Common Stock at 110% of the fair market value per share of Common Stock on the date of grant. The options became exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant, except that exercisability was to be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 1994 Director Plan. The 1994 Director Plan was cancelled effective upon the date of shareholder approval of the 2003 Director Plan and no further grants are being made under the 1994 Director Plan, provided, however, that options previously granted under the 1994 Director Plan continue in effect in accordance with their terms.

The Company’s 2003 Director Plan, which was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders (the “2003 Meeting”), replaced the benefits of the Retirement Plan and the 1994 Director Plan described in the immediately preceding paragraphs. The 2003 Director Plan was cancelled effective December 31, 2005 and no further grants are being made under the 2003 Director Plan, provided, however, that options previously granted under the 2003 Director Plan continue in effect in accordance with their terms. Under the 2003 Director Plan each non-employee director who was serving as a director immediately following the 2003 Meeting and whose effective date for participation in the 2003 Director Plan was May 14, 2003, received a one-time grant of a non-qualified, nontransferable ten-year option to purchase 6,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant (the “First Annual Options”). The First Annual Options become exercisable at a rate of 33 1/3% per year commencing on the May 1st next following the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 2003 Director Plan. On each subsequent May 1st, all non-employee directors then serving on the Board, with certain exceptions, whose effective date for participation in the 2003 Director Plan was on or prior to such May 1st, received an additional option to purchase 6,000 shares of the Company’s Common Stock. These additional annual options otherwise had the same terms of the First Annual Options, except that the exercise price was based on the fair market value of the Common Stock on the date of grant of such additional annual options. Non-employee directors initially joining the Board after May 14, 2003 received, under the 2003 Director Plan, an initial option to purchase 12,000 shares of Common Stock upon their election to the Board (the “Initial Options”). The Initial Options had the same terms as annual options under the 2003 Director Plan except that they became exercisable at a rate of 20% per year commencing of the first anniversary of the date of grant.

PROPOSAL TO APPROVE AMENDMENTS TO THE
RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN

(Proposal No. 2)

On February 5, 2009, the Company’s Board adopted a restatement of the Company’s 2003 Stock Incentive Performance Plan, incorporating all prior amendments into a single plan document, and further adopted, subject to shareholder approval, the First Amendment to the Company’s Restated 2003 Stock Incentive Performance Plan, which amendment is attached to this proxy statement as Appendix C. The Board further directed that the First Amendment be submitted to the shareholders of the Company for their consideration. The First Amendment effects amendments (collectively the “Amendments”) to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”) which are described in the following paragraph. The Board unanimously recommends that the shareholders approve the Amendments.

The Amendments:

•	increase the maximum number of total shares of stock that may be delivered pursuant to all awards under the 2003 Plan by 6,000,000 shares;

•	reduce the total number of shares of stock that may be delivered pursuant to awards, other than stock options or stock appreciation rights (“SARS”), over the lifetime of the Plan from the current limit of 6,500,000 shares, to a new lower limit of 4,090,000 shares;

•	extend the expiration date of the 2003 Plan from December 31, 2010 to December 31, 2013;

•	eliminate references to being able to pay the exercise price of awards by delivery of a promissory note; and

•	add a limitation to the 2003 Plan providing that no cash dividends, or amounts in lieu of cash dividends, may be paid or accrued with respect to awards subject to outstanding performance criteria (other than time vesting criteria).

Purpose of the Amendments

The 2003 Plan is designed to advance the interests of the Company and to increase shareholder value by providing key employees and directors of the Company, or its affiliates, with a proprietary interest in the growth and performance of the Company, and to provide incentives for such individuals to continue their service with the Company or its affiliates.

The Board believes that having an adequate ability to provide selected employees and directors of the Company with equity awards is critical if the Company is to continue to attract and retain qualified individuals who can make significant contributions to the performance of the Company, and that such awards help align the interests of those individuals with the interests of the shareholders of the Company in enhancing the value of the Common Stock and improving the Company’s performance.

By way of updating the information, regarding outstanding awards under both the 2003 Plan and the Company’s former equity compensation plans, which the Company reported in its Annual Report on Form 10-K for the year ended December 28, 2008, from January 1, 2009 through March 1, 2009 the Company granted contingent stock performance awards under the 2003 Plan for 514,069 shares of Common Stock (reflecting such awards at their target number of shares). This comprised the annual grant for fiscal 2009 of contingent stock performance awards. In addition, from January 1, 2009 through March 1, 2009, there were stock options, contingent stock performance awards and other awards outstanding under the 2003 Plan and former equity plans that vested, were earned, were exercised, expired or were forfeited. Thus, as of March 1, 2009 for the Company:

•	There are 11,587,273 shares subject to outstanding options, with a weighted average exercise price of $23.75 per share and average years remaining outstanding of 4.61 years.

•	There are a total of 1,563,342 shares subject to outstanding contingent stock performance awards (reflecting such awards at their target share numbers), and 71,287 shares subject to outstanding restricted stock units which have not vested.

•	Only approximately 1,989,631 shares remained available for future awards under the 2003 Plan, which is the Company’s only plan allowing for the current grant of equity awards.

As such, if the Amendments are not approved, the Company will not have sufficient shares to make even one more year’s worth of equity grants, assuming grant practices consistent with prior years under the 2003 Plan. The 2003 Plan is the only plan the Company has in place which provides for the grant of equity awards to employees and directors.

If the Amendments are approved:

•	An additional 6,000,000 shares will be available for grants pursuant to awards under the 2003 Plan, meaning a total of approximately 7,989,631 shares will be available for grant.

•	Of the 7,989,631 shares available for grant, only approximately 1,546,433 shares would be available for grant pursuant to future Full-Value Awards (assuming that outstanding contingent stock performance awards are ultimately earned at their target levels, rather than a level above or below target). The remaining shares available could only be granted as stock options or SARS. For purposes of this discussion, a Full-Value Award is any equity award under the 2003 Plan other than a stock option or SAR.

To control the expense to the Company and its stockholders of awards that may be made under the 2003 Plan in the future, the Amendments actually reduce the total number of Full-Value Awards which may be made under the 2003 Plan in the future. The Amendments reduce the aggregate number of shares that may be issued pursuant to Full-Value Awards under the 2003 Plan from the current limit of 6,500,000, to a significantly lower limit of 4,090,000. Through March 1, 2009, the Company has granted Full-Value Awards under the Plan covering approximately 2,543,567 shares. For purposes of this computation, the Company includes outstanding contingent stock performance awards at the target number of shares subject to such awards. As such, after the Amendents are approved, only approximately 1,546,433 shares will be available for future Full-Value Awards to be made under the 2003 Plan (again, assuming that the outstanding contingent stock performance awards are ultimately earned at their target level).

The Board believes that approval of the Amendments, making additional shares available for future awards under the 2003 Plan, reducing the number of shares which are available for Full-Value Awards under the 2003 Plan, extending the term of the 2003 Plan and effecting certain other changes in the 2003 Plan, is critical to allow the Company to continue to attract and retain qualified individuals who can contribute to the Company’s performance.

For the reasons set forth above, the Board adopted the Amendments and unanimously recommends approval of the Amendments by the shareholders of the Company.

Key Features of the 2003 Plan, Incorporating the Amendments

Some of the key features of the 2003 Plan, as amended by the Amendments, are:

•	a prohibition against repricing stock options without shareholder approval;

•	a prohibition against granting stock options at an exercise price less than fair market value;

•	limits on awards that can be made to any individual in any calendar year;

•	no more than 4,090,000 of the total shares authorized for issuance under the 2003 Plan may be used for Full-Value Awards;

•	the total shares available for future awards pursuant to the 2003 Plan, including the additional shares provided by the Amendments, constitute only approximately 5.7% of the outstanding Common Stock as of March 1, 2009;

•	immediately following approval of the Amendments, the total shares authorized for issuance under the 2003 Plan, including shares previously granted or subject to currently outstanding awards under the 2003 Plan, added together with all shares of Common Stock subject to outstanding awards under the Company’s previous equity incentive plans, will not exceed 17.1% of the Company’s diluted outstanding number of shares on March 1, 2009 (computed by adding the number of outstanding shares of Common Stock on such date with the number of shares then issuable pursuant to all of the Company’s prior and current equity compensation plans);

•	the 2003 Plan does not allow liberal share counting, such that (A) shares of Common Stock tendered in payment of an award’s exercise price, shares withheld to pay taxes, and shares purchased by the Company using proceeds from awards will not increase the total number of remaining shares authorized to be delivered pursuant to awards under the 2003 Plan and (B) the gross number of shares covered by SARS, as opposed to only the net number actually delivered upon settlement, count against the shares remaining available for grant under the plan;

•	stock options granted under the 2003 Plan must vest over a period of not less than three years, subject to limited exceptions set forth in the plan; and

•	no award under the 2003 Plan can be outstanding for more than ten years.

Description of 2003 Plan, as Amended by the Amendments

The 2003 Plan is intended to attract and retain talented employees and directors for the Company and its affiliates who are in a position to make significant contributions to the success of the Company, to reward such persons for making these contributions and to encourage such persons to take into account the long-term interests of the Company and enhancement of the Company’s value for its shareholders.

Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1 million paid to each of the chief executive officer and the three most highly compensated other executive officers (other than the chief financial officer), unless, among other things, the compensation is performance-based. For compensation attributable to stock options, stock appreciation rights and other equity to qualify as performance-based, the plan under which such stock options, stock appreciation rights and other equity awards are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company’s shareholders. The 2003 Plan is intended to comply with the provisions of Section 162(m) so as to permit the Company to claim an income tax deduction for total remuneration paid in excess of $1 million in any one year to the chief executive officer or the other three most highly compensated other executive officers (other than the chief financial officer), although the Company has not requested or received, and does not expect to receive a ruling from the Internal Revenue Service to that effect. The Company is asking shareholders to approve the Amendments, in part, to satisfy the requirements under Section 162(m) regarding shareholder approval of the material terms of the 2003 Plan, including, without limitation, the performance goals described herein.

The 2003 Plan was originally adopted by the Board on February 12, 2003 and was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Plan was amended by the Board on February 17, 2005 and that amendment was approved by the Company’s shareholders at the 2005 Annual Meeting of Shareholders. The 2003 Plan was further amended by the Board on February 8, 2007, and that amendment was approved by the Company’s shareholders at the 2007 Annual Meeting of Shareholders. As amended in 2007 and thereafter (but prior to the Amendments being currently proposed to shareholders), the 2003 Plan made 17,500,000 shares of Common Stock available for the grant of equity awards, 6,500,000 shares of which could be used for stock awards other than options and SARS.

The following is a summary of the 2003 Plan, as amended by the Amendments, and is therefore not complete. A complete copy of the 2003 Plan, as it existed prior to the Amendments in February 2009, is attached to this proxy statement as Appendix B, and a complete copy of the Amendments being considered by shareholders is attached to this proxy statement as Appendix C.

Administration

The 2003 Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has the authority to establish rules for the administration of the 2003 Plan; to select the employees and directors of the Company and its affiliates to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards

(including, without limitation, but subject to the provisions described below, the power to accelerate any vesting restrictions, waive, in whole or in part, any forfeiture provisions or extend the term of any award).

The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. The Committee may provide that awards denominated in stock earn dividends or dividend equivalents, except that dividends and dividend equivalents may not be paid or accrued with respect to Awards subject to performance criteria (other than time vesting criteria) that have not yet been met. Determinations and interpretations of the Committee will be binding on all parties.

Eligibility

Employees and directors of the Company and of any other entity, including a subsidiary or joint venture, that is directly or indirectly controlled by the Company (collectively “affiliates”) are eligible to receive awards under the 2003 Plan, as are other persons who have service relationships with the Company which are covered by the 2003 Plan’s definition of “Employment”. As of March 1, 2009 there were approximately 501 employees and directors holding options or other awards granted under the 2003 Plan.

Incentive stock options may only be granted to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

Awards

The 2003 Plan permits granting awards for: (1) stock options, including incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code; (2) stock appreciation rights (“SARs”); (3) stock awards, including restricted and unrestricted stock and deferred stock, (4) performance awards, and (5) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3.

Shares Available and Limits on Awards

If the Amendments are approved a total of 23,500,000 shares of Common Stock would be authorized for issuance pursuant to equity awards under the 2003 Plan. Of the 23,500,000 total authorized shares, approximately 10,700,008 shares were subject to outstanding awards and 4,810,361 shares had already been issued pursuant to awards under the 2003 Plan as of March 1, 2009. As such, following approval of the Amendments, and based on the number of outstanding awards as of March 1, 2009, approximately 7,989,631 shares of Common Stock would be available for future awards under the 2003 Plan (assuming that outstanding contingent stock performance awards are earned at their target level). These 7,989,631 available shares represent only approximately 5.7% of the outstanding Common Stock as of March 1, 2009. No more than approximately 17.4% of the total shares authorized for issuance under the 2003 Plan, or 4,090,000 shares, may be delivered pursuant to awards other than stock options or SARs (so called Full Value-Awards) under the Plan after the Amendments take effect. Through March 1, 2009, the Company has granted Full-Value Awards under the Plan covering approximately 2,543,567 shares. For purposes of this computation, the Company includes outstanding unearned contingent stock performance awards at the target number of shares subject to such awards. As such, after the Amendents are adopted, only approximately 1,546,433 shares will be available for future Full-Value Awards to be made under the 2003 Plan (again assuming that outstanding contingent stock performance awards are earned at their target level).

The number of shares that may be the subject of options or SARs granted to any one individual may not exceed 1,000,000 in any calendar year. The maximum benefit that may be paid to any person under any other awards granted in any calendar year under the 2003 Plan will be, to the extent paid in shares, 200,000 shares and, to the extent paid in cash, $1 million.

If any shares subject to an option or award under the 2003 Plan are forfeited or if any such option or award terminates, the shares previously covered by such option or award will be available for future grant or award under the plan. If another company is acquired by the Company or an affiliate in the future, any grants or awards made and any of the Company’s shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted or awarded under the 2003 Plan, but will not decrease the number of shares available for grant or award under the 2003 Plan.

In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the Company’s capital structure, the Committee will make appropriate adjustments to reflect such change with respect to (i) the aggregate number of shares that may be issued under the 2003 Plan and the limits on certain types of awards under the 2003 Plan; (ii) the number of shares subject to awards under the 2003 Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the 2003 Plan. To the extent consistent with applicable rules, the Committee may make adjustments of the type described in the preceding sentence to take into account other events and circumstances if the Committee determines such adjustments are appropriate to preserve the value of awards under the 2003 Plan.

Additional Terms of Awards

Options.  The Committee establishes the exercise price per share for options, the term of options, the time at which they may be exercised and such other terms as the Committee deems appropriate, except that the exercise price of each option shall be not less than the Fair Market Value (as defined below) of the Common Stock on the date of grant.

“Fair Market Value” for purposes of the 2003 Plan shall mean the average of the high and low sales prices of the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Transactions or similar successor consolidated transactions reports for the relevant date (or the comparable consolidated transaction reports for any other national securities exchange or for NASDAQ National Market Issues, if the Common Stock is admitted for trading or quotation on said exchange or market), or, if no sales of Common Stock were made on said exchange or market on that date, the average of the high and low sales prices of Common Stock as reported in said composite transactions report for the preceding day on which sales of Common Stock were made on said exchange or market. On March 27, 2009, the average of the high and low sales prices of the Common Stock, as reported in the New York Stock Exchange Composite Transactions, was $25.44 per share.

Subject to the limitations described below, options will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. Except in the case of awards made in connection with the recruitment of new employees, including new officers, or new directors, stock options shall vest in equal annual installments over a period of not less than three years. Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of stock options upon the death, disability, retirement or other termination of employment or service of the participant. Unless the Committee determines otherwise, payment of the purchase price in full in cash is required upon option exercise.

Stock Appreciation Rights.  The holder of a SAR will be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares over the grant price of the SAR. SARs need not be granted in tandem with stock options.

Stock Awards.  The 2003 Plan provides for the award of restricted stock subject to forfeiture, deferred stock and unrestricted stock which is immediately vested. A stock award may provide the recipient with all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends.

Stock awards generally will be subject to certain conditions established by the Committee, including continuous service with the Company, or achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Except in the case of awards made in connection with the recruitment of new employees, including new officers, or new directors, awards of restricted stock shall vest not earlier than three years from the date of grant. Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of restricted stock awards upon the death, disability, retirement or other termination of employment or service of the participant.

Performance Awards.  The Committee may grant awards under the 2003 Plan, other than options and stock appreciation rights, which are designed to qualify as performance-based compensation. In the case of grants of stock awards or cash awards, including to executive officers of the Company designated by the Committee as a “covered employee” under Section 162(m), the Committee may establish one or more performance goals for such participant or for the Company for the period of time designated by the Committee at the time of grant of the award. As an example, starting in 2006 the Company began granting contingent stock performance awards which provide the recipients with the ability to earn shares of the Company’s Common Stock based upon the Company’s achievement of stated diluted earnings per share and net revenues targets over specified performance periods.

The performance goals for each participant under a performance award shall be objectively determinable measures of performance based on any one or a combination of the following criteria: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index and working capital. These business criteria may be measured on a consolidated basis or on a segment, divisional, sector or other business unit basis (herein collectively “business unit”), all as selected by the Committee in each individual case.

The percentage vesting of any stock award and/or cash award shall in each case be based on the percentage of the performance goal achieved, as determined by the Committee, although the Committee generally has the discretion to reduce, or refuse to make (but not to increase), any vesting of stock awards or payments of cash awards payable as a result of the achievement of a designated percentage of a performance goal.

Cash Awards.  Cash awards generally will be subject to certain conditions established by the Committee, including continuous service with the Company, achievement of specific business objectives, and/or other measurements of individual, business unit or Company performance.

General.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, Common Stock or any combination thereof as the Committee shall determine. Any shares of stock deliverable under the 2003 Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

Neither ISO’s, nor, except as the Committee otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime ISO’s (and, except as the Committee otherwise expressly provides, other non-transferable awards requiring exercise) may be exercised only by the participant.

The 2003 Plan provides that immediately upon certain events constituting a Change in Control all awards become 100% vested and the value payable in either cash or shares of the Company’s Common Stock, in the discretion of the Committee, as soon as practicable after the Change in Control.

Number of Awards Granted Under the Plan

The awards that will be made and the amounts that will be paid pursuant to the 2003 Plan in the future are discretionary and are therefore not currently determinable.

However, the following table sets forth the number of shares (excluding shares covered by awards that did not become effective) subject to options, restricted stock, deferred restricted stock awards, contingent stock performance awards and other stock awards (outstanding contingent stock performance awards for which the performance period has not ended are included at the target number of shares for such awards) granted under the 2003 Plan during the period from February 12, 2003 to March 31, 2009 (the approximately six years the 2003 Plan had been in existence as of March 31, 2009) to the named individuals, all current executive officers as a group, all current directors who are not executive officers and were not executive officers at the time of grant, as a group, and all employees, excluding executive officers.

Number of Shares Subject to Awards
Granted Under the 2003 Plan During
Name and Position	Six Years Ended March 31, 2009

Brian Goldner	1,041,596
President and Chief Executive Officer
Alfred J. Verrecchia	2,353,709
Chairman
David D.R. Hargreaves	571,150
Chief Operating Officer and Chief Financial Officer
Barry Nagler	478,539
Chief Legal Officer and Corporate Secretary
Duncan Billing	172,030
Global Chief Development Officer
John Frascotti	88,864
Global Chief Marketing Officer
All current executive officers as a group (including the six officers above)(1)	4,922,325
All current directors, who were not executive officers at the time of grant, as a group	111,779
All employees, excluding current executive officers and directors (to the extent awards were received while a director but not while an executive officer), as a group(2)	11,642,429

(1)	Mr. Verrecchia is included in this total as he was an executive officer during 2008. However, Mr. Verrecchia’s employment with the Company ended effective December 31, 2008.

(2)	Awards previously granted to Alan Hassenfeld, who is currently a director of the Company, but was formerly an executive officer of the Company as well, are included in this total to the extent they were granted to Mr. Hassenfeld in his capacity as an employee of the Company, rather than as a Board member.

Amendment or Termination

The Board or the Committee may terminate the 2003 Plan at any time, and shall have the right to amend or modify the 2003 Plan at any time, and from time to time, provided, however, that no material amendment to the terms of the 2003 Plan, including an amendment to reprice options granted under the Plan, shall become effective without shareholder approval. The 2003 Plan will terminate on December 31, 2013, unless terminated earlier by the Board or the Committee.

Federal Income Tax Consequences of Certain Awards

The following is a summary of the principal United States federal income tax consequences generally applicable to certain awards under the 2003 Plan. Note that there may be state, local, foreign and other taxes applicable to participants in the 2003 Plan.

The grant of a stock option or SAR under the 2003 Plan will generally create no immediate tax consequences for the recipient or for the Company or an affiliate employing such individual (the “employer”). An employee exercising an ISO has no taxable income for regular income tax purposes (but the alternative minimum tax may apply) in connection with the exercise, and no tax deduction is available to the employer. In general, an ISO that is exercised by the recipient more than three months following termination of employment is treated as a non-ISO for federal income tax purposes, as are stock options granted to an employee and otherwise qualifying as ISO’s that in the aggregate first become exercisable in any calendar year for stock having a grant-date value in excess of $100,000.

Upon exercising a stock option other than an ISO, the optionee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and a corresponding tax deduction is available to the employer. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and a corresponding deduction is available to the employer.

The tax consequence to an optionee of a disposition of shares acquired through the exercise of a SAR or a stock option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an ISO or by exercising a SAR or stock option other than an ISO. An employee who disposes of shares acquired upon exercise of an ISO, if the disposition occurs within one year following the date of exercise or within two years from the date of grant of the ISO, will have income, taxable at ordinary income rates, equal in general to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to the employer. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee’s tax holding period in the shares. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a stock option other than an ISO or a SAR will be taxed as a capital gain or loss, long-term or short-term, depending on the holder’s tax holding period in the shares. No deduction is available to the employer in respect of these capital gains or losses.

If cash, shares of Common Stock or other property is transferred under or in settlement of other awards under the 2003 Plan, including if shares are earned by a recipient pursuant to a contingent stock performance award which provides the opportunity to earn shares if the Company meets certain performance targets over a stated performance period, the recipient will generally recognize ordinary income at the time the property or shares are transferred to or earned by the recipient equal to the excess of (a) the cash (if any) transferred, plus the fair market value of the vested shares or other vested property (if any) transferred over (b) the amount (if any) paid for such shares or other property by the participant, and a corresponding deduction will be available to the employer. If any of the transferred shares or other property is unvested (subject to a substantial risk of forfeiture), the ordinary income associated with the transfer will be includible and measured only when the property vests (and the associated deduction will be similarly delayed), unless the award recipient makes a special election to take the awarded shares or other property into income at the time of transfer.

Some awards under the 2003 Plan could constitute or give rise to “nonqualified deferred compensation” subject to Section 409A of the Code. Where applicable, Section 409A regulates, among other things, both the deferral of compensation and the time and manner in which previously deferred amounts may be paid. The summary above assumes that the awards are exempt from, or comply with, the requirements of Section 409A.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the Amendments to the 2003 Plan is required for approval of the Amendments. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives on affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 2003 PLAN.

PROPOSAL TO APPROVE THE 2009 SENIOR MANAGEMENT ANNUAL
PERFORMANCE PLAN

(Proposal No. 3)

On February 5, 2009, the Board adopted the 2009 Senior Management Annual Performance Plan (the “2009 Performance Plan”), subject to shareholder approval. The Company’s existing 2004 Senior Management Annual Performance Plan (the “2004 Performance Plan”), which was designed to enable the Company to make awards that qualify as “performance based” compensation exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”), was approved by the Company’s shareholders in 2004. As such, under the requirements of Section 162(m) of the Code, the last year in which awards made under the 2004 Performance Plan may qualify as performance based compensation is 2009. To qualify awards which may be made in 2010 and thereafter as performance based compensation under Section 162(m) of the Code, the Company is proposing the 2009 Performance Plan for shareholder approval.

Purpose of the 2009 Performance Plan

The purpose of the 2009 Performance Plan is to promote the interests of the Company and its shareholders by providing incentive for participating senior executive officers to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

If the shareholders approve the 2009 Performance Plan, the Company intends to grant management incentive awards in 2010 and thereafter, which the Company seeks to qualify as performance-based compensation, under the 2009 Performance Plan.

The 2009 Performance Plan is designed to enable the Company to make awards that qualify as “performance based” compensation exempt from the tax deduction limitations of Section 162(m) of the Code. Under Section 162(m) of the Code and regulations promulgated thereunder, a corporation whose stock is publicly traded generally is not entitled to an income tax deduction for remuneration paid to its chief executive officer or any of its three most highly compensated other executive officers, other than the chief financial officer (collectively the “Covered Employees”) to the extent that payments for any year to any such employee exceed $1 million, unless the payments are made under plans providing for qualifying performance-based compensation. The Company believes that if the 2009 Performance Plan is approved by the shareholders, awards made under the 2009 Performance Plan will qualify as performance-based compensation, although the Company has not requested or received, and does not expect to request or receive a ruling from the Internal Revenue Service to that effect.

Summary Description of the 2009 Performance Plan

The following is a summary description of the 2009 Performance Plan and is therefore not complete. A complete copy of the 2009 Performance Plan is annexed to this proxy statement as Appendix D.

Administration

The 2009 Performance Plan will be administered by the Compensation Committee of the Board of Directors. The Committee has the sole authority to select participants under the 2009 Performance Plan, to set Performance Goals (as defined below) for participants and to make rules and regulations for the administration of the 2009 Performance Plan. The interpretations and decisions of the Committee with regard to the 2009 Performance Plan are final and conclusive, and the Committee has the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment payable as a result of the achievement of a Performance Goal.

Eligibility

Eligibility for participation in the 2009 Performance Plan is limited to executive officers of the Company who are selected in the sole discretion of the Committee. No person is automatically entitled to participate in the 2009 Performance Plan in any plan year. Awards under the 2009 Performance Plan will be made only to those executive officers whose remuneration for the year is expected to potentially be subject to the Section 162(m) deduction limitation. The 2009 Performance Plan is intended to replace the 2004 Performance Plan for awards made in fiscal 2010 and thereafter. The participants in the Company’s existing 2004 Performance Plan, as selected by the Committee for the 2009 fiscal year, are Brian Goldner, the Company’s President and Chief Executive Officer, and David D.R. Hargreaves, the Company’s Chief Operating Officer and Chief Financial Officer. However, in future years, the Committee may select other executive officers to be eligible for participation under the 2009 Performance Plan. For 2009 the Committee has established net revenue, operating margin and free cash flow performance metrics which will, based on the Company’s performance against those metrics in fiscal 2009, determine Mr. Goldner’s and Mr. Hargreaves’ potential incentive awards under the 2004 Performance Plan for 2009.

Performance Goals

The Committee will designate one or more performance goals under the 2009 Performance Plan for each fiscal year (each a “Performance Goal”) for each participant. Each Performance Goal will be established in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the performance award as performance-based under Section 162(m) of the Code).

The Performance Goals for each participant shall be objectively determinable measures of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index and working capital. These business criteria may be measured (i) on a consolidated basis or (ii) on the basis of performance in a segment, division, sector or other business unit (including the performance of one or more designated products or brands), all as selected by the Committee in each individual case.

Determination of Benefits

The Committee will designate the Performance Goals for each participant in the 2009 Performance Plan for every fiscal year and will also establish the maximum amount, expressed as a percentage of Earned Salary (as defined in the 2009 Performance Plan) that will be payable to each participant if the Performance Goals for such participant are achieved at specified levels. In no event will the amount paid to any one individual as a performance award under the 2009 Performance Plan in respect of any given fiscal year exceed the lesser of 300% of that individual’s base salary for the year in question or $4.0 million.

Payment of Awards

All performance awards under the 2009 Performance Plan with respect to a fiscal year will be paid by March 15 of the following fiscal year.

Estimate of Benefits

The amounts that will be paid pursuant to the 2009 Performance Plan are discretionary and are therefore not currently determinable. However, two executive officers have been selected to participate in the existing 2004 Performance Plan for fiscal 2009. The 2009 Performance Plan will replace the 2004 Performance Plan for awards made in fiscal 2010 and thereafter. The table set forth below provides the maximum bonus which can be paid for 2009 to each of the two executive officers chosen to participate in the 2004 Performance Plan in 2009, based on their current salary, as well as the actual bonuses those two officers received under the 2004 Performance Plan, with respect to their services in 2008. Changes in salary for one or both of the officers in fiscal 2009 may change the amounts set forth in the table.

	Actual Bonus	Maximum Bonus
Name and Position	Paid for 2008	Payable for 2009

Brian Goldner	$2,500,000	$3,000,000
President and Chief Executive Officer
David D.R. Hargreaves	$1,450,000	$2,100,000
Chief Operating Officer and Chief Financial Officer

If the shareholders do not approve the 2009 Performance Plan, the Company may not be able to take a tax deduction for some or all of the management incentive award compensation which it pays to its Covered Employees for fiscal 2010 and subsequent years.

Amendment or Termination

The Committee may terminate or suspend the 2009 Performance Plan in whole or in part at any time, and may amend the 2009 Performance Plan from time to time in any respect, provided that no amendment for which shareholder approval is required either by the Code in order to assure the deductibility by the Company of payments payable under the 2009 Performance Plan, or by other applicable law, will be effective without such shareholder approval having been obtained. The 2009 Performance Plan, if approved by the Company’s shareholders, will remain in full force and effect for future fiscal years of the Company unless amended or terminated by the Committee. However, under Section 162(m), the exemption for performance-based compensation would not be available for awards beyond 2014 unless the 2009 Performance Plan is reapproved by shareholders.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the 2009 Performance Plan is required for approval of the 2009 Performance Plan. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2009 PERFORMANCE PLAN.

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 28, 2008, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance shares or other stock awards or rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected
	and Rights	Warrants and Rights	in Column(a))
Plan Category	(a)	(b)(3)	(c)

Equity compensation plans approved by shareholders(1)	12,881,464	$23.99	2,448,511	(4)
Equity compensation plans not approved by shareholders(2)	794,444	$20.49	0	(5)
Total	13,675,908	$23.76	2,448,511	(4)

(1)	The only shareholder approved plan which was in effect as of December 28, 2008 was the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Equity Plan”).

The 1995 Stock Incentive Performance Plan (the “1995 Plan”) expired on December 31, 2005 and the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) was terminated effective as of December 31, 2005. The Company’s 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”), which was also approved by the Company’s shareholders, was terminated effective May 14, 2003. Although no further awards may be made under the 1995 Plan, 2003 Director Plan or the 1994 Plan, awards outstanding under those plans as of the dates of their termination continue in effect in accordance with the terms of the applicable plan.

Included in shares which may be issued pursuant to outstanding awards are the target number of shares subject to outstanding contingent stock performance awards under the 2003 Equity Plan. The actual number of shares, if any, which will be issued pursuant to these awards may be higher or lower than this target number based upon the Company’s achievement of the applicable performance goals over the performance periods specified in these awards. Also included in shares to be issued pursuant to outstanding awards are shares granted to outside directors in May 2006, May 2007 and May 2008 (as part of the yearly equity grant to outside directors) to the extent that such directors deferred receipt of those shares until they retire from the Board.

(2)	The Company’s last non-shareholder approved plan, namely the 1997 Employee Non-Qualified Stock Plan (the “1997 Plan”), expired on December 31, 2002 and no further awards may be made pursuant to the 1997 Plan, provided, however, that all awards outstanding under the 1997 Plan as of the date of its termination continued in effect in accordance with the terms of the plan.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock awards, which do not have an exercise price.

(4)	Of these shares available for future grants, all of the shares could be issued as contingent stock performance awards, restricted stock, deferred restricted stock, or other stock awards under the 2003 Plan.

(5)	The 1997 Plan expired on December 31, 2002 and no shares remain available for future grant under plans not approved by the shareholders. See Note (2) above.

1997 Employee Non-Qualified Stock Plan

Number of Shares Subject to 1997 Plan.  The 1997 Plan, prior to its termination on December 31, 2002, provided for the issuance of up to 18,000,000 shares of Common Stock pursuant to awards granted under the 1997 Plan.

Eligibility for Participation.  Any “Employee” of the Company, as the term Employee is defined in General Instruction A to Form S-8 promulgated by the Securities and Exchange Commission, was eligible to participate in the 1997 Plan.

Awards.  The 1997 Plan provided for the grant of: (1) non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) stock awards, including restricted and unrestricted stock and deferred stock, and (4) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3.

Terms of Options.  The exercise price of stock options granted under the 1997 Plan could not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan were generally made exercisable in yearly installments over three years. The terms of options granted under the 1997 Plan were ten years.

Change in Control.  The 1997 Plan provided that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 1, 2009 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. Unless otherwise indicated, to the Company’s knowledge each person has sole voting and dispositive power with respect to such shares.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class

FMR LLC	18,784,026	(2)	13.4
82 Devonshire Street Boston, Massachusetts 02109
Alan G. Hassenfeld	14,110,443	(3)	10.1
Hassenfeld Family Initiatives LLC 101 Dyer Street Suite 401 Providence, RI 02903
Barclays Global Investors, NA	7,154,820	(4)	5.1
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
Barclays Global Investors Japan Limited
Barclays Global Investors Canada Limited
Barclays Global Investors Australia Limited
400 Howard Street San Francisco, CA 94105

(1)	Based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. There were 139,803,724 shares of Common Stock outstanding on March 1, 2009.

(2)	Includes 2,028,478 shares over which FMR LLC has sole power to vote or to direct the vote, and 18,784,026 shares over which FMR LLC has sole power to dispose or direct the disposition. Share ownership information is as of December 31, 2008 as reported in a Schedule 13G dated February 12, 2009.

(3)	Includes 7,380,921 shares held as sole trustee for the benefit of his mother, 5,630,645 shares held as sole trustee of a trust for Mr. Hassenfeld’s benefit, 4,769 shares the receipt of which is deferred until Mr. Hassenfeld leaves the Board, and currently exercisable options or options exercisable within 60 days of March 1, 2009 to purchase 295,000 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 415,000 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, 229,892 shares held as one of the trustees of a charitable lead trust for the benefit of The Hassenfeld Foundation and 154,216 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein.

(4)	Barclays Global Investors, NA reports sole voting power over 5,903,243 shares and sole dispositive power over 7,154,820 shares. Barclays Global Fund Advisors reports sole voting power over 1,431,720 shares and sole dispositive power over 1,439,488 shares. Barclays Global Investors, Ltd. reports sole voting power over 711,098 shares and sole dispositive power over 860,069 shares. Barclays Global Investors Japan Limited reports sole voting and sole dispositive power over 626,535 shares. Barclays Global Investors Canada Limited reports sole voting and dispositive power over 228,448 shares. Barclays Global Investors Australia Limited reports sole voting and dispositive power over 9,969 shares. Share ownership information is as of December 31, 2008 as reported in a Schedule 13G dated February 6, 2009.

Security Ownership of Management

The following table sets forth information, as of March 1, 2009, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and
	Nature of
	Beneficial	Percent
Name of Director, Nominee or Executive Officer(1)	Ownership	of Class

Basil L. Anderson(2)	61,028	*
Alan R. Batkin(3)	55,108	*
Duncan Billing(4)	45,898	*
Frank J. Biondi, Jr.(5)	45,653	*
Kenneth A. Bronfin(6)	3,033	*
John M. Connors(7)	73,553	*
John Frascotti(8)	30,886	*
Michael W.O. Garrett(9)	38,015	*
E. Gordon Gee(10)	49,939	*
Brian Goldner(11)	791,203	*
Jack M. Greenberg(12)	37,678	*
David D.R. Hargreaves(13)	477,277	*
Alan G. Hassenfeld(14)	14,110,443	10.1
Tracy A. Leinbach(15)	2,976	*
Barry Nagler(16)	134,101	*
Edward M. Philip(17)	63,212	*
Paula Stern(18)	19,504	*
Alfred J. Verrecchia(19)	2,655,083	1.9
All Directors and Executive Officers as a Group (includes 20 persons)(20)	18,869,115	13.1

*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer. There were 139,803,724 shares of Common Stock outstanding on March 1, 2009.

(2)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 29,250 shares, 10,577 shares the receipt of which is deferred until Mr. Anderson retires from the Board, as well as 20,201 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes 10,577 shares the receipt of which is deferred until Mr. Batkin retires from the Board and 42,844 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 30,359 shares.

(5)	Represents currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 29,250 shares, 10,577 shares the receipt of which is deferred until Mr. Biondi retires from the Board, as well as 5,826 shares deemed to be held in Mr. Biondi’s stock unit account under the Deferred Plan.

(6)	Consists of 3,033 shares the receipt of which is deferred until Mr. Bronfin retires from the Board.

(7)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 18,000 shares, 10,577 shares the receipt of which is deferred until Mr. Connors retires from the Board, as well as 17,176 shares deemed to be held in Mr. Connor’s account under the Deferred Plan.

(8)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 21,862 shares.

(9)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 7,200 shares, 10,577 shares the receipt of which is deferred until Mr. Garrett retires from the Board and 10,338 shares deemed to be held in Mr. Garrett’s stock unit account under the Deferred Plan.

(10)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 29,250 shares, 3,033 shares the receipt of which is deferred until Mr. Gee retires from the Board, as well as 10,112 shares deemed to be held in Mr. Gee’s account under the Deferred Plan.

(11)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 631,770 shares, as well as 57,787 restricted stock units which are scheduled to vest on May 22, 2011.

(12)	Represents currently exercisable options and options exercisable within sixty day of March 1, 2009 to purchase 18,000 shares, 10,577 shares the receipt of which is deferred until Mr. Greenberg retires from the Board as well as 9,101 shares deemed to be held in Mr. Greenberg’s stock unit account under the Deferred Plan.

(13)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 364,580 shares.

(14)	See note (3) to the immediately preceding table.

(15)	Consists of 2,976 shares the receipt of which is deferred until Ms. Leinbach retires from the Board.

(16)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 84,132 shares. Does not include 12 shares held by Mr. Nagler’s daughter, as to which shares Mr. Nagler disclaims beneficial ownership.

(17)	Represents currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 29,250 shares, 10,577 shares the receipt of which is deferred until Mr. Philip retires from the Board as well as 23,385 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(18)	Includes 4,769 shares the receipt of which is deferred until Ms. Stern retires from the Board as well as 11,960 shares deemed to be held in Ms. Stern’s stock unit account under the Deferred Plan.

(19)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2009 to purchase an aggregate of 2,337,340 shares. Does not include 151,875 shares owned by Mr. Verrecchia’s wife, as to which Mr. Verrecchia disclaims beneficial ownership.

(20)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 18,070,007 shares and have shared voting and/or dispositive power with respect to 799,108 shares. Includes 4,064,313 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 1, 2009; 150,943 shares deemed to be held in stock unit accounts under the Deferred Plan; and 57,787 restricted stock units held under the Restated 2003 Stock Incentive Performance Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the United States Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 28, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2008.

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR

(Proposal No. 4)

The Audit Committee has selected KPMG LLP (“KPMG”), independent registered public accounting firm, to perform the integrated audit of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 27, 2009 (“Fiscal 2009”), and the Company’s Board has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

The Board is submitting the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2009 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and will make the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the Company’s Standards for Director Independence and the requirements of the New York Stock Exchange’s corporate governance listing standards.

The Committee operates under a written charter, which is available on the Company’s website (www.hasbro.com) under “Corporate — Investor Relations — Corporate Governance — Governance Highlights”. Under the charter, the Committee’s primary purpose is to:

•	Appoint the independent registered public accounting firm (hereafter referred to as the independent auditors) and oversee the independent auditor’s work; and

•	Assist the Board in its oversight of the:

•	Integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Independent auditor’s qualifications and independence; and

•	Performance of the Company’s internal audit function and independent auditor.

In conducting its oversight function, the Committee discusses with the Company’s internal auditor and independent auditor, with and without management present, the overall scope and plans for their respective audits. The Committee also reviews the Company’s programs and key initiatives to implement and maintain effective internal controls over financial reporting and disclosure controls.

The Committee meets with the Company’s head of internal audit, and with the independent auditors, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee discusses with management and the independent auditors all annual and quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to their filing with the United States Securities and Exchange Commission.

The independent auditor is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the financial statements conform with accounting principles generally accepted in the United States of America and an opinion as to the effectiveness of internal control over financial reporting.

The Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 28, 2008. The Committee has also reviewed and discussed with the independent auditors the matters required to be discussed by The Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Committee discussed with the independent auditors their independence from management and the Committee has received from the independent auditors the communications required by the applicable requirements of the Public Company Accounting Oversight Board.

Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph, the Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements for the fiscal year ended December 28, 2008 in the Company’s Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Committee has also selected and the Board has ratified the selection of KPMG LLP as the independent auditor for Fiscal 2009.

Report issued by Basil L. Anderson (Chair), Tracy A. Leinbach, Michael W.O. Garrett and Edward M. Philip, as the members of the Audit Committee as of the 2008 fiscal year end.

ADDITIONAL INFORMATION REGARDING
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP (“KPMG”) for the audit of the Company’s annual financial statements for fiscal 2008 and 2007, as well as fees for other services rendered by KPMG to the Company during fiscal 2008 and 2007.

	2008	2007

Audit Fees(1)	$4,256,500	$4,055,500
Audit-Related Fees(2)	$504,000	$125,500
Tax Fees(3)	$954,000	$1,234,000
All Other Fees	—	—
Total Fees	$5,714,500	$5,415,000

(1)	Audit fees consist of work related to the integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting. Audit fees also include consultations on accounting and reporting matters, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and work in connection with filings with the United States Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans, acquisition-related audits, accounting and reporting consultations related to proposed transactions and agreed upon procedures reports.

(3)	Tax Fees consist primarily of fees for tax compliance services, such as assistance with the preparation of tax returns and in connection with tax examinations, as well as fees for other tax consultations rendered to the Company.

The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence and has concluded that the provision of such services is compatible with maintaining KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Consistent with the rules and regulations of the United States Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation for and overseeing the work of the independent registered public accounting firm (hereafter referred to as the independent auditor). In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditor.

Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditor for that fiscal year.

•	A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditor for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.

Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review may be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.

In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

OTHER BUSINESS

Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of the notice of availability of proxy materials on the Internet or proxy materials for the year ended December 28, 2008 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this notice, the proxy statement or our Annual Report on Form 10-K for the year ended December 28, 2008, he or she may contact Karen Warren, Senior Vice President of Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02862, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact our Investor Relations Department using the above contact information if he or she would like to receive separate notices of the availability of proxy materials on the Internet or proxy statements and annual reports in the future. If you are receiving multiple copies of our notice, annual report or proxy statement, you may request householding in the future by contacting Investor Relations at the address set forth above.

COST AND MANNER OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902 to aid in the solicitation of proxies at an estimated cost of $11,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., LLC in person or by telephone.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating a proxy and returning it in as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barry Nagler
Corporate Secretary

Dated: April 7, 2009
Pawtucket, Rhode Island

Appendix A

HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE

MARCH 4, 2004

The following are the standards that will be employed by the Hasbro, Inc. (the “Company”) Board of Directors in determining issues of director independence pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules of the New York Stock Exchange. For purposes of these standards (i) the Company is meant to include not only Hasbro, Inc., but all of its subsidiaries and divisions, and (ii) a director’s immediate family is deemed to include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law, and anyone else (other than employees) who resides in the director’s home.

•	The Board of Directors (the “Board”) must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company). The Company will disclose this determination in compliance with all applicable rules and regulations.

•	No director who is an employee (or whose immediate family member is an employee) of the Company can be independent until at least three years after such employment has ended.

•	No director who is affiliated with or employed by (or whose immediate family member is affiliated or employed in a professional capacity by) a present or former internal or external auditor of the Company can be independent until at least three years after the end of either the affiliation or the employment or auditing relationship.

•	No director can be independent if he or she directly or indirectly receives from the Company any fees or compensation other than that which is related solely to his or her service as a member of the Board or one of its committees. A director who accepts any consulting, advisory or other compensatory fees from the Company other than in this connection will not be considered independent. The same prohibition applies with respect to members of a director’s immediate family.

•	No director who (or whose immediate family member) is employed as an executive officer of another entity where any of the Company’s present executives serve on that entity’s compensation committee can be independent until at least three years after the end of such service or employment relationship.

•	No director who is an executive officer or an employee (or whose immediate family member is an executive officer) of an entity that makes payments to or receives payments from the Company for property or services in amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such entity’s consolidated gross revenues, can be independent until three years after falling below such threshold.

•	No director who is performing, or is a partner, member, officer, director or employee of any entity performing, paid consulting, legal, investment banking, commercial banking, accounting, financial advisory or other professional services work (“professional services”) for the Company can be independent until three years after such services have ended. Similarly, there can be no independence if a director’s immediate family member is performing, or is an executive officer or other senior executive of an entity performing, professional services for the Company, until three years after such services have ended.

Additional Relationships to Consider in Determining Director Independence

The following are suggested parameters that the Board has agreed to consider in determining whether a director has a material relationship or affiliation with the Company that would impact a finding of independence. If a director satisfies all of the criteria set forth below it would suggest that the director, absent other contrary considerations, does not have a material relationship with the Company and is independent. If a director fails to satisfy one or more of the criteria set forth below, further Board inquiry and discussion is needed to determine if the director has a material relationship with the Company or may be found independent.

A-1

Business and Professional Relationships of Directors and Their Family Members

•	The director is not currently providing personally, and has not provided personally within the past three years, property, goods or services (other than services as a member of the Board or any committees thereof) to the Company or any of its executive officers.

•	No member of the director’s immediate family is currently providing personally, or has provided personally within the past three years, property, goods or services (other than services as an unpaid intern of the Company) to the Company or any of its executive officers.

•	The director is not currently receiving personally, and has not received personally within the past three years, property, goods or services from the Company. The foregoing requirements do not apply to compensation, services or goods paid or provided to the director solely in connection with the director’s service on the Board or any committees thereof, including $1,000 or less a year in the Company’s products which may be given to the director or one or more of the director’s family members as a director benefit.

•	No member of the director’s immediate family is currently receiving personally, or has received personally within the past three years, property, goods or services from the Company, excluding the de minimus Company product benefit mentioned above. The foregoing requirements do not apply to unpaid internships provided to a member of the director’s immediate family.

•	The director is not an executive officer or employee of any entity to which the Company was indebted at any time within the past three years or which was indebted to the Company at any time within the past three years in an amount that exceeded at the end of any such year the greater of (i) 2% of such entity’s consolidated assets or (ii) $1,000,000.

Compensation

•	Notwithstanding the restriction described above with respect to direct or indirect receipt of consulting, advisory or other compensatory fees other than in connection with Board or committee service, arrangements between the Company and (i) entities affiliated with the director or (ii) immediate family members of the director, which may be deemed to provide a form of indirect compensation to the director, will not result in a loss of status as an independent director provided such relationships do not violate the requirements set forth above.

Charitable Relationships

•	The director is not an executive officer or an employee of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

•	No member of the director’s immediate family is an executive officer of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

Stock Ownership

•	The director’s stock ownership, as determined in accordance with the rules of the SEC as applied to preparation of proxy statements, does not exceed 5% of the Company’s outstanding stock.

Other Family Relationships

•	The director is not related to any other member of the Company’s board of directors or any officer of the Company.

A-2

Appendix B

HASBRO, INC.

RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN

1.	Defined Terms

Exhibit A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose

The Plan has been established to advance the interests of the Company and to increase shareholder value by providing for the grant to Participants of Stock-based and other incentive Awards which provide such Participants with a proprietary interest in the growth and performance of the Company and with incentives for continued service to the Company and its Affiliates.

3.	Term

The Plan shall become effective upon adoption of the Plan by the Board, subject to shareholder approval within twelve months after adoption. The Board may grant Awards under the Plan prior to such shareholder approval, but any such Award shall become effective as of the date of grant only upon such approval and, accordingly, no such Award may be exercisable prior to such approval. The Plan shall remain in effect until December 31, 2010 unless sooner terminated by the Board, subject to Section 10 hereof. After termination of the Plan, no future Awards may be granted under the Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions.

4.	Administration

The Administrator has full and exclusive discretionary authority, subject only to the express provisions of the Plan, to interpret, construe and implement the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe, implement and modify forms, rules and procedures for operation of the Plan; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties and Participants under the Plan. The Administrator shall be entitled to rely on reports, opinions, or statements of officers or employees of the Company as well as those of counsel, public accountants and other professional or expert persons. No member of the Administrator shall be subject to any individual liability with respect to the Plan.

Notwithstanding the foregoing, as is more fully set forth in Section 10 of the Plan, the Administrator may not make material amendments to the Plan or reprice Stock Options granted under the Plan without shareholder approval.

The grant of any Awards under the Plan is at the sole discretion of the Administrator. The Plan does not entitle any person eligible to participate in the Plan to any Awards and there is no guarantee that any person eligible to participate will be granted Awards under the Plan. No Participant shall have any right by reason of the grant of any Award under the Plan to continued employment by the Company. To the extent that Awards are made under the Plan, the terms of Awards may differ between different Award grants and Participants, whether or not such Participants or potential Participants are similarly situated.

The Administrator will exercise its discretion under the Plan in such a way as to comply, to the maximum extent practicable in carrying out the goals of the Plan, in a manner consistent with the requirements of Code Section 409A or an exemption from those requirements, provided, however, that neither the Administrator, the Company or the Plan shall have any liability for any failure to so comply.

5.	Shares Subject to the Plan and Limits on Awards Under the Plan

(a) Number of Shares.  A maximum of 17,500,000 shares of Stock may be delivered pursuant to Awards under the Plan. No more than 6,500,000 shares of Stock may be delivered pursuant to Awards other than Stock Options or SARs. Notwithstanding anything in the Plan to the contrary, any shares of Stock that are issued by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares of Stock available for delivery under the Plan and the terms and conditions of any such awards shall be the original terms and conditions thereof as adjusted by or pursuant to any applicable acquisition agreements. Shares tendered in payment of an Award’s exercise price, shares withheld to pay taxes due upon an Award and shares purchased by the Company using proceeds from Awards will not increase the total number of remaining shares authorized to be delivered pursuant to Awards under the Plan, and the gross number of shares covered by any SAR Awards granted under the Plan, as opposed to the net number of shares actually delivered under SARs, will be deducted from the number of shares remaining available for delivery pursuant to Awards under the Plan.

(b) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan. Any fractional Shares which, but for this provision, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional shares, less all applicable withholding taxes.

(c) Award Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will together be an aggregate of 1,000,000 shares. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 200,000 shares, and, to the extent paid in cash, $1 million. The foregoing provisions will be construed and applied consistent with Section 162(m). No Award under the Plan may be outstanding for a term longer than ten years from the date of grant of such Award.

6.	Eligibility and Participation

The Administrator will select Participants from among key Employees and directors of the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.	Rules Applicable to Awards

(a) All Awards

(1) Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. A Participant shall have no rights with respect to the Plan, or any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions, and provisions of the Plan and the Award applicable to such Participant have been met. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant.

(2) Transferability.  Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(3) Vesting, Etc.  The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with the recruitment of new Employees (including new officers) or new directors, (i) Stock Options shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock and Deferred Stock shall vest not earlier than three years from the grant date of the Award.

Subject to the foregoing restriction, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Administrator may at any time accelerate the vesting or exercisability of an Award, without being subject to the limitations set forth in the first sentence of this Section 7(a)(3), if such acceleration is associated with the death, disability, retirement or other termination of Employment or service of a Participant. For purposes of the foregoing sentence, the Administrator will have sole and conclusive power to define the types of disability, retirement or other termination of Employment or service associated with such acceleration.

The Administrator has full power and authority to determine, for each Award, how long after cessation of the Participant’s Employment or service as a director an Award requiring exercise will continue to be exercisable. Unless the Administrator expressly provides otherwise in the applicable Award agreement or through other means, immediately upon the cessation of the Participant’s Employment or service as a director an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that these default rules further provide, unless otherwise modified by the Administrator for a particular Award or Awards, that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment or service as a director, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months from the date of termination or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(3)(A), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(3)(B), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment or service as a director will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment or service as a director has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(4) Taxes.  The Administrator will make such provision for the withholding of all applicable taxes as it deems necessary. The Administrator may, but need not, permit a Participant to satisfy tax withholding requirements by (i) having the Participant deliver cash or a check payable to the order of the Company, (ii) holding back shares of Stock from an Award, or (iii) permitting a Participant to tender shares of Stock which have been owned by the Participant for at least six months having a Fair Market Value equal to the amount of the applicable withholding taxes. In no event may withholding taxes paid by a Participant exceed the minimum withholding required by law. Subject to the provisions of the Plan, the Administrator may, but need not, pay all or a portion of the tax liability incurred or to be incurred by a Participant as a result of Awards made to or settled by such Participant under the Plan.

(5) Dividend Equivalents, Deferrals, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Such dividend equivalents and other payments may be paid currently or may be credited to an account established under the Plan in the name of the Participant.

The Administrator may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents on deferred amounts denominated in Stock.

(6) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create, or be construed to create, a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award under the Plan, such rights, unless otherwise determined by the Administrator, shall be no greater than the rights of an unsecured general creditor of the Company.

(7) Section 162(m).  This Section 7(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or a SAR. In the case of any Performance Award to which this Section 7(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 7(a)(7) applies may be granted after the fifth anniversary of the approval of the Plan by shareholders of the Company until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price of a Stock Option will not be less than the Fair Market Value of the Stock subject to the Stock Option, determined as of the date of grant.

(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by any other means acceptable to the Administrator or (v) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above in this Section 7(b)(3) may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Awards of Restricted Stock, Deferred Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

8.	Effect of Certain Transactions

(a) Change in Control

(1) Upon the occurrence of an event constituting a Change in Control, all Awards outstanding on such date shall become 100% vested and the then value of such Awards, less all applicable withholding taxes, shall be paid to the Participant in cash (or, in the case of Stock Options, SARs, Restricted Stock, Unrestricted Stock, Deferred Stock and any other Awards providing for equity in the Company, either in cash or in shares of Stock, or in any combination thereof, as may be determined by the Administrator in its sole and absolute discretion) as soon as may be practicable (but in all events not later than the fifteenth (15th) day of the third month following the end of year in which the Change of Control occurs). Upon such payment, such Awards shall be cancelled.

(2) The amount of cash to be paid with respect to Stock Options, SARs, Restricted Stock, Deferred Stock, Unrestricted Stock and Performance Awards providing for shares of Stock shall be determined by multiplying the number of such Awards by (i) in the case of Restricted Stock, Unrestricted Stock, Deferred Stock and Performance Awards providing for shares of Stock, the CIC Price, provided, however, that in the case where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the number of Awards to be multiplied shall be the number of shares issued or vested pursuant to the Award as determined in accordance with the Award agreement and in the case where the performance period, if any, has not been completed upon the occurrence of a Change in Control, the number of Awards to be multiplied shall be either, as determined by the Administrator at the time of grant of the Award and set forth in the Award agreement, the (i) target number of such Awards as determined by the Administrator at the time of grant or (ii) higher of the target number of such Awards as determined by the Administrator at the time of grant and the number of shares issuable based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, unless the Administrator has set forth in the applicable Award agreement that no such proration shall take place, in which case the Award would not be so prorated according to the amount of the performance period completed, (ii) in the case of Stock Options, the difference between the exercise price per share and the CIC Price, if the CIC price is higher, and (iii) in the case of SARs, the difference between the exercise or designated price per share and the CIC Price, if the CIC price is higher. In addition, all accrued dividends and dividend equivalents or interest accrued on deferred settlements shall be paid. In the case of Cash Awards the amount of cash to be paid shall be determined, (i) where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the value of such award as determined in accordance with the Award agreement and (ii) where the performance period, if any, has not been completed upon the occurrence of a Change in Control, either, as determined by the Administrator at the time of grant of the Award and set forth in the Award agreement, the (i) target value of such Awards as determined by the Administrator at the time of grant or (ii) the higher of the target value of such Awards as determined by the Administrator at the time of grant and the value of such awards based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, unless the Administrator has set forth in the applicable Award agreement that no such proration shall take place, in which case the Award would not be so prorated according to the amount of the performance period completed.

(3) In the event that the Administrator determines pursuant to Section 8(a)(1) above to pay Participants the value of an equity Award in shares of Stock, the number of shares of Stock to be paid to each Participant will be determined by taking the cash value which would have been paid if the Administrator had elected to pay in cash, computed in accordance with Section 8(a)(2) above, and dividing such value by the Payout Fair Market Value of the Stock. No fractional shares of Stock will be issued. The value of any fractional share amount will be paid to the Participant in cash.

(b) Changes in and Distributions with Respect to the Stock

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination or exchange of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum numbers of shares that may be delivered under the Plan and certain types of Awards under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to shareholders and other changes that impact the Stock or Awards other than those provided for in Section 8(a) and 8(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

(3) Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

9.	Legal Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.	Amendment and Termination

The Administrator may at any time terminate the Plan as to any future grants of Awards and may at any time and from time to time amend or modify the Plan or any outstanding Award for any purpose which may at the time be permitted by law; provided, however, that no material amendment to the Plan (including an amendment to reprice Stock Options granted under the Plan) shall become effective without shareholder approval; and further provided, that except as otherwise expressly provided in the Plan or required by law, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. For purposes of this Section 10, neither a termination of the Plan nor any amendment or modification to an outstanding Award under the Plan (other than to reprice Stock Options) shall be considered a material amendment to the Plan.

The Administrator may, subject to the provisions of the Plan, create sub-plans to the Plan that may incorporate such terms as it considers necessary or desirable to operate the Plan in any non-United States jurisdiction in which Participants are situated and may implement such sub-plans in the form of schedules to the Plan applicable to the specified jurisdiction, provided that any Stock issued pursuant to such sub-plans shall be counted against the limits set forth in Section 5 of the Plan. Any such sub-plans created by the Administrator may provide for greater restrictions on Awards than those set forth in the Plan, but may not provide for greater benefits to Participants than the benefits permitted under the Plan itself.

11.	Other Compensation Arrangements

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

12.	Governing Law

The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Rhode Island and applicable federal law.

Exhibit A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate. For any Awards subject to the requirements of Section 162(m), the composition of any Committee functioning as the Administrator with respect to such Awards will meet all of the requirements of Section 162(m).

“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Performance Awards.

(vii) Cash Awards.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An award denominated in cash that would constitute a “derivative security” for purposes of Rule 16b-6 or any successor Rule under the Securities Exchange Act of 1934 (the “1934 Act”) if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3 under the 1934 Act. The payment of a Cash Award may be subject to such restrictions and conditions as may be established by the Administrator.

“Change in Control”:  Any of the following events, except to the extent that the Administrator, in its discretion, determines to further restrict the definition of a Change in Control for any given Award or Awards under the Plan at the time that such Award or Awards are made (with any such restriction eliminating and/or narrowing one or more of the following listed events as they would constitute a Change in Control for the impacted Award(s)) :

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% [With respect to Awards made on or after May 24, 2006, the preceding “20%” is replaced with “35%”] or more of either (i) the then outstanding shares of the Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:

(a) any acquisition directly from the Company or any of its subsidiaries;

(b) any acquisition by the Company or any of its subsidiaries;

(c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;

(d) any acquisition by Alan or Sylvia Hassenfeld, members of their respective immediate families, or heirs of Alan or Sylvia Hassenfeld or of any member of their respective immediate families, the Sylvia Hassenfeld Trust, the Merrill Hassenfeld Trust, the Alan Hassenfeld Trust, The Hassenfeld Foundation, any trust or foundation established by or for the primary benefit of any of the foregoing or controlled by one or more of any of the foregoing, or any affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the 1934 Act) of any of the foregoing; or

(e) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and the Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Stock and Outstanding Voting Securities, as the case may be; or

(ii) Individuals who, as of the effective date of the Plan constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Stock and Outstanding Voting Securities, as the case may be; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Stock and Outstanding Voting Securities, as the case may be.

“CIC Price”:  The higher of (i) the highest price paid for a share of the Stock in the transaction or series of transactions pursuant to which a Change in Control shall have occurred, or (ii) the highest reported sales price of a share of the Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred. To the extent that the consideration paid in any transaction or series of transactions described in (i) above consists in whole or in part of non-cash consideration, the value of such non-cash consideration shall be determined in the sole discretion of the Administrator.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”:  One or more committees of the Board meeting any applicable legal and other requirements.

“Company”:  Hasbro, Inc.

“Deferred Stock”:  An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

“Employee”:  Any person who has an Employment relationship with the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and/or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in the instructions to Form S-8 promulgated by the Securities and Exchange Commission to the Company or any of its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Fair Market Value”:  The average of the high and low sales prices of the Stock as reported in The Wall Street Journal for New York Stock Exchange Transactions or similar successor consolidated transactions reports for the relevant date (or the comparable consolidated transaction reports for any other national securities exchange or NASDAQ National Market Issues, if the Stock is admitted for trading or quotation on said exchange or market), or, if no sales of the Stock were made on said exchange or market on that date, the average of the high and low prices of the Stock as reported in said composite transactions report for the preceding day on which sales of the Stock were made on said exchange or market. If the Stock is not then trading on an exchange or quoted in NASDAQ National Market Issues, then Fair Market Value shall be the mean between the bid and asked prices for the relevant over-the-counter transaction on such date or the preceding day on which sales of Stock were made over-the-counter, or if there are not such transactions, Fair Market Value shall be determined in good faith by the Administrator. Notwithstanding the foregoing, for purposes of valuing Stock delivered to the Company by a Participant in payment of the exercise price of a Stock Option or Stock delivered or withheld in payment of applicable tax withholding, if the Participant sells, on a national securities exchange, or on NASDAQ or over-the-counter, the Stock acquired on the same day as the date of exercise, the Administrator shall have the discretion to deem the per share Fair Market Value of the Stock so delivered or withheld to be the actual sales price per share of the Stock so sold. Under no circumstances shall Fair Market Value be less than the par value of the Stock.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Payout Fair Market Value”:   The average of the Fair Market Values of the Stock for the ten trading days immediately preceding the date on which the Change in Control shall have occurred.

“Performance Award”:  An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any one or any combination of the following criteria (determined either (i) on a consolidated basis or, (ii) as the context permits and as determined by the

Administrator, on a segment, divisional, sector, subsidiary, business unit, line of business, project or geographical basis or on the basis of one or more designated products or brands (herein collectively “business unit”), or in combinations thereof, all as selected by the Administrator in each individual case): net earnings; earnings per share; net earnings per share; stock price; net revenues; gross profit; operating profit; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; cost control; cash net earnings; return on assets; return on capital investment; return on shareholders’ equity; return on net revenues; net cash provided by operating activities; working capital; economic value added; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to the Russell 1000 Consumer Discretionary Index; sales; core brands growth; core brands net revenues; operating margin; and free cash flow. Performance goals utilizing the foregoing business criteria may be based upon the achievement of specified levels of consolidated or other business unit performance under one or more of the measures described above relative to internal targets, the past performance of the Company or relevant business unit, or the past, present or future performance of other corporations or their relevant business units. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. In setting the Performance Criteria the Administrator intends to set goals which are indicative of strong performance. Satisfaction of Performance Criteria may, in the Administrator’s discretion, be determined to the extent applicable, (i) in accordance with generally accepted accounting principles applied on a consistent basis and/or (ii) exclusive of designated (a) changes in accounting principles, (b) extraordinary items, (c) material restructurings, (d) material nonrecurring items, (e) material non-budgeted items and (f) results of operations of acquisitions or divestitures consummated during the fiscal year; each of the items in this section (ii) being excluded to the extent authorized by the Administrator.

“Plan”:  The Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan as from time to time amended and in effect.

“Restricted Stock”:  An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Section 162(m)”:  Section 162(m) of the Code, or any successor provision.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”:  Common Stock of the Company, par value $.50 per share.

“Stock Options”:  Options entitling the recipient to acquire shares of Stock upon payment of the exercise price. Stock Options can be either ISO’s or non-incentive options.

“Unrestricted Stock”:  An Award of Stock not subject to any restrictions under the Plan.

Appendix C

FIRST AMENDMENT TO

HASBRO, INC. RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN

The Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this First Amendment to Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan (the “First Amendment”) by the shareholders of Hasbro, Inc. (the “Company”).

Notwithstanding the foregoing, this First Amendment shall only become effective if approved by the Company’s shareholders at the Company’s 2009 Annual Meeting of Shareholders, or any adjournment thereof.

1. The first two sentences of Section 5(a) of the 2003 Plan are deleted and replaced in their entirety with the following:

“A maximum of 23,500,000 shares of Stock may be delivered pursuant to Awards under the Plan. No more than 4,090,000 shares of Stock may be delivered pursuant to Awards other than Stock Options or SARs.”

2. The third sentence of Section 3 of the 2003 Plan is deleted and replaced in its entirety with the following:

“The Plan shall remain in effect until December 31, 2013 unless sooner terminated by the Board, subject to Section 10 hereof.”

3. Subsections (a)(ii) and (b) of the first sentence of Section 7(b)(3) of the Plan are removed and the remaining subsections of subsection (a) renumbered such that Section 7(b)(3) now reads in its entirety as follows:

‘‘(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by any other means acceptable to the Administrator or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above in this Section 7(b)(3) may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.”

4. The first sentence of Section 7(a)(5) of the 2003 Plan is deleted and replaced in its entirety with the following:

“The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award, provided that no such cash dividends or distributions will be paid or accrued with respect to Awards subject to performance criteria (other than time vesting criteria) that have not yet been met.”

C-1

Appendix D

HASBRO, INC.

2009 Senior Management Annual
Performance Plan

Section 1.  Purpose.  The purpose of the Hasbro, Inc. 2009 Senior Management Annual Performance Plan (the “Plan”) is to promote the interests of Hasbro, Inc. (the “Company”) and its shareholders by providing incentive to participating senior executive officers of the Company to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

Section 2.  Term.  The Plan shall be effective as of the first day of the Company’s 2009 fiscal year (the “Effective Date”), subject to shareholder approval of the Plan at the Company’s 2009 Annual Meeting of Shareholders, and shall also be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 9, subject to any future shareholder reapproval requirements of the Internal Revenue Code of 1986, as amended (including without limitation Section 162(m) thereof), and the rules and regulations (including any then current proposed and/or transitional rules or regulations) promulgated thereunder by the Internal Revenue Service (collectively the “Code”).

Section 3.  Coverage.  For purposes of the Plan, a “Participant” for a fiscal year shall mean each executive officer of the Company selected for such fiscal year by the Compensation Committee of the Board of Directors or a subcommittee thereof, consisting solely of two or more “outside directors,” as defined in Section 162(m) of the Code (the “Committee”). Each member of the Committee shall also be a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

Section 4.  Performance Goals.  For each Participant for a fiscal year, the Committee shall designate, within the time period required by the Code, one or more performance goals (each, a “Performance Goal”) to be applied in determining whether payments may be made under the award opportunity (the “Performance Award”) granted to the Participant for such year. The Plan, Performance Goals, payout levels (as described in Section 5 below), and Performance Awards will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Performance Award under the performance-based compensation exception requirements of Section 162(m) of the Code. The Committee will preestablish each Performance Goal and other relevant terms in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the Performance Award as performance-based under Section 162(m) of the Code). Attainment of the specified percentage of the Performance Goal so established shall be a condition to any payment under the Performance Award. The Performance Goal for each Participant shall be an objectively determinable measure of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index and working capital. These business criteria may be measured (i) on a consolidated basis or (ii) on a segment, divisional, sector, subsidiary or other business unit, line of business, project or geographical basis or on the basis of one or more designated products or brands (herein collectively “business unit”), all as selected by the Committee in each individual case. Performance Goals utilizing the foregoing business criteria may be based upon the achievement of specified levels of consolidated or other business unit performance under one or more of the measures described above relative to internal targets, the past performance of the Company or relevant business unit, or the past, present or future performance of other corporations or their relevant business units. In setting the Performance Goals the Committee intends to set goals which are indicative of strong performance. Performance Goals, including the criteria upon which such goals are based, may vary among Participants. A Performance Goal may consist of a targeted increase in one or more criteria, maintaining one or more criteria or limiting a reduction in one or more criteria, all as determined by the Committee in its discretion for any particular year.

Whether and to what extent a pre-established Performance Goal is achieved shall be determined by reference to the Company’s certified financial statements and supporting financial records maintained by the Company in the ordinary course in accordance with generally accepted accounting principles or on such other objective basis as the Committee determines at the time it specifies the Performance Goal. Without limiting the generality of the foregoing, the Committee may, at the time it specifies the Performance Goal, provide that such objective bases for determining performance will be modified in an objectively determinable and nondiscretionary manner to reflect specified types of events occurring during the fiscal year — for example, but without limitation, acquisitions or dispositions, changes in accounting principles, extraordinary items of income and expense, or material non-recurring and non-budgeted items of income and expense — the occurrence of which, and the impact of which on such bases for determining performance, are themselves objectively determinable and nondiscretionary.

Section 5.  Payout Levels.  Within the time period for establishing the terms of a Performance Award, as described in Section 4 above, the Committee shall establish for each Performance Award the maximum amount, expressed as a percentage of Earned Salary (but in no event greater than the maximum amount described in the last sentence of this Section 5), that will be payable to the Participant if the Performance Goal or Performance Goals applicable to the Performance Award are achieved at specified levels pre-established by the Committee. For example, if the Committee establishes under Section 4 a Performance Award opportunity based solely on EBITDA for the fiscal year, it shall establish at the same time a maximum percentage of Earned Salary that will be payable to the Participant at specified levels of EBITDA for the year, which may include no payment for EBITDA performance below a specified level and no increase in payout for EBITDA above a specified level. For purposes of the Plan “Earned Salary” means all base compensation for the Participant for the year in question, which base compensation shall (i) include all base compensation amounts deferred by the Participant under the Company’s Retirement Savings Plan, the Company’s Non-Qualified Deferred Compensation Plan and/or any similar or successor plans for the fiscal year and (ii) exclude any bonus or other benefits, other than base compensation, for the year in question. In no event shall the maximum amount paid to any one individual as a Performance Award under the Plan in respect of any given fiscal year exceed 300% of that individual’s base salary for the year in question, or $4 million, whichever is smaller.

Section 6.  Administration and Interpretation.  The Plan shall be administered by the Committee, which shall have the sole authority to select Participants under the Plan, to set Performance Goals for Participants and to make rules and regulations for the administration of the Plan. The Committee may delegate to others, including to officers or other employees of the Company, nondiscretionary administrative functions under the Plan. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive, and the Committee shall have the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

Section 7.  Certification of Achievement of Performance Goals.  Provided that the Code so requires, the Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, of achievement of Performance Goals for each Participant, and such determination will be final and conclusive. For purposes of this Section and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as a written certification.

Section 8.  Payment of Awards.  Payment, if any, under the Plan with respect to a fiscal year shall be made to the Participant if the Participant is employed by the Company at the end of such fiscal year and, subject to the certification requirement described in Section 7, may be made at any time or in installments from time to time between the first day and March 15 of the next fiscal year at the discretion of the Committee.

Unless the Committee provides otherwise, immediately upon the cessation of the Participant’s employment with the Company prior to the end of the fiscal year in question, any unpaid Performance Award under the Plan for such fiscal year will terminate and be forfeited.

Section 9.  Amendment or Termination.  The Committee may terminate or suspend at any time the Plan in whole or in part or from time to time amend the Plan in any respect, provided that no such amendments that require shareholder approval shall be effective without such shareholder approval having been obtained.

Section 10.  No Assignment.  The rights hereunder, including without limitation rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession). During the lifetime of any Participant any payment shall be payable only to such Participant.

Section 11.  The Company.  For purposes of the Plan, the “Company” shall include the successors and assigns of the Company, and the Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquires substantially all of the assets of the Company, or which otherwise succeeds to its business.

Section 12.  No Right to Participate.  Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer of the Company as a Participant, nor confer upon any Participant in the Plan the right to remain a Participant in the Plan for any subsequent fiscal year.

Section 13.  Governing Law.  The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Rhode Island and applicable federal law.

002CS-18393

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m. Eastern Daylight Time, on May 21, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/has • Follow the steps outlined on the secured website.

Vote by Telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Election of Directors For Terms Expiring in 2010 — The Board of Directors recommends a vote FOR all of the nominees listed.

1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Basil L. Anderson	☐	☐	02 - Alan R. Batkin	☐	☐	03 - Frank J. Biondi, Jr.	☐	☐

	04 - Kenneth A. Bronfin	☐	☐	05 - John M. Connors, Jr.	☐	☐	06 - Michael W.O. Garrett	☐	☐
	07 - E. Gordon Gee	☐	☐	08 - Brian Goldner	☐	☐	09 - Jack M. Greenberg	☐	☐
	10 - Alan G. Hassenfeld	☐	☐	11 - Tracy A. Leinbach	☐	☐	12 - Edward M. Philip	☐	☐
	13 - Paula Stern	☐	☐	14 - Alfred J. Verrecchia	☐	☐

B Company Proposals — The Board of Directors recommends a vote FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

		For	Against	Abstain			For	Against	Abstain

2.	Approval of Amendments to the Restated 2003 Stock Incentive Performance Plan.	☐	☐	☐	3.	Approval of the 2009 Senior Management Annual Performance Plan.	☐	☐	☐

4.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009.	☐	☐	☐	5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.

Dear Fellow Shareowner:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 11:00 a.m. on Thursday, May 21, 2009, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.

Your Vote Matters. Whether or not you plan to attend the 2009 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2009 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.

Sincerely,

Alfred J. Verrecchia
Chairman of the Board
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

HASBRO, INC. 1027 Newport Avenue Pawtucket, RI 02862	+
Annual Meeting of Shareholders — May 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints BRIAN GOLDNER and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 21, 2009 at 11:00 a.m. at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment thereof.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
PLEASE MARK ON REVERSE SIDE AND SIGN AND DATE BELOW AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

CONTINUED ON REVERSE SIDE AND TO BE SIGNED BELOW

YOUR VOTE IS IMPORTANT

C Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▪	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+